As  filed  with the Securities and Exchange Commission on  August
12, 1998.
                                      Registration No.  333-59939

-----------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ----------------------

                         AMENDMENT NO. 1
                               To

                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                     ----------------------
                        INTEL CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

           Delaware                         94-1672743
(State or Other Jurisdiction of          (I.R.S. Employer
Incorporation or Organization)        Identification Number)

                 2200 Mission College Boulevard,
       Santa Clara, California 95052-8119, (408) 765-8080
       (Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

                   F. Thomas Dunlap, Jr., Esq.
                        INTEL CORPORATION
                 2200 Mission College Boulevard,
       Santa Clara, California 95052-8119, (408) 765-8080
    (Name, Address, including Zip Code, and Telephone Number,
           Including Area Code, of Agent for Service)

                           Copies to:

Kenneth R. Lamb, Esq.                  Mark J. Kneedy, Esq.
Lisa A. Fontenot, Esq.                 Jonathan A. Koff, Esq.
Gibson, Dunn & Crutcher LLP            Chapman and Cutler
One Montgomery Street                  111 W. Monroe Street
San Francisco, California 94104        Chicago, Illinois 60603
(415) 393-8200                         (312) 845-3000



Approximate Date of Commencement of Proposed Sale to the Public:
           From time to time after the effective date of this Registration Statement.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PRELIMINARY SUPPLEMENT TO OFFICIAL STATEMENT AND PROSPECTUS DATED
August 12, 1998

SUBJECT TO COMPLETION, DATED August 12, 1998      NOT A NEW ISSUE



      Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority
     Adjustable Rate Industrial Revenue Bonds, 1983 Series A
                   (Intel Corporation Project)

                Price:  100% of Principal Amount
     (Plus accrued interest, if any, from September 1, 1998)

                                $
Date of Original Issuance:
September 27, 1983                        Due:  September 1, 2013
                         ---------------

The  securities  being offered hereby (the "Remarketed  Series  A
Bonds"), which constitute a portion of the original issue of $80,000,000 principal amount of the above-described securities issued on September 27, 1983 (the "Series A Bonds" or the "Bonds"), are being remarketed following the election by certain holders of the Series A Bonds to tender all or a portion of such holders' Series A Bonds for redemption pursuant to the terms of the trust agreement under which the Series A Bonds were originally issued and the election by Intel Corporation ("Intel" or the "Company") to cause the Series A Bonds so tendered to be purchased and remarketed by the Underwriter in lieu of such redemption. See "Introductory Statement" and "Plan of Remarketing" in the accompanying Official Statement and Prospectus and "Underwriting" herein. Holders of $-------- aggregate principal amount of the Series A Bonds have elected to have such Series A Bonds redeemed.

The Series A Bonds are payable solely from, and are secured by, a pledge of loan payments derived by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") under a loan agreement between the Authority and

                    INTEL CORPORATION [Logo]

The Series A Bonds were originally issued as registered bonds without coupons in denominations of $5,000 and integral multiples thereof. Principal of the Series A Bonds is payable at the corporate trust office of Bankers Trust Company as Trustee in New York, New York. Interest on the Series A Bonds (due March 1 and September 1) is paid by check of the Trustee mailed to the persons in whose name the Series A Bonds are registered on the Regular Record Date (as described in the accompanying Official Statement and Prospectus).



The Series A Bonds will bear interest at the rate of 4.25% per annum from September 1, 1998 to and including August 31, 2003. The rate of interest to be borne by the Series A Bonds for each of the two remaining five-year periods thereafter (commencing September 1, 2003 and September 1, 2008) shall equal the "Series A Adjusted Interest Rate" (determined as described in the accompanying Official Statement and Prospectus). Holders of the Series A Bonds have the right to elect to have their Series A Bonds redeemed on September 1, 1998 and on September 1, 2003 and September 1, 2008 at par plus interest accrued to such September 1, in the manner described under "The Bonds--Series A Bonds" in the accompanying Official Statement and Prospectus. Such election must be made by delivering such Series A Bonds to the Trustee between August 1 and August 15 of the year in which the option is being exercised.

The Series A Bonds are subject to optional and mandatory redemption prior to maturity as described herein and in the accompanying Official Statement and Prospectus.

The  Series A Bonds do not constitute an indebtedness  of  either
the   Commonwealth  of  Puerto  Rico  or  any  of  its  political subdivisions, and neither the Commonwealth of Puerto Rico nor any of such political subdivisions shall be liable thereon.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS SUPPLEMENT TO OFFICIAL STATEMENT
           AND PROSPECTUS OR THE ACCOMPANYING OFFICIAL
                    STATEMENT AND PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

----------------------------------------------------------------
                Price to Public   Underwriting     Proceeds to
                      (1)         Discounts and      Company
                                   Commissions
------------     ------------     ------------     ------------
Per Unit               %                %               -
Total                  $                $               -
-----------------------------------------------------------------
(1)  Plus accrued interest, if any, from September 1, 1998.


The Remarketed Series A Bonds are being offered by NationsBanc Montgomery Securities LLC (the "Underwriter"), subject to prior sale, acceptance by the Underwriter and subject to approval of certain legal matters by Brown & Wood LLP, Bond Counsel; Gibson, Dunn & Crutcher LLP, counsel to the Company; and Chapman and Cutler, counsel to the Underwriter, and certain other conditions. Upon completion of the remarketing, delivery of the Remarketed Series A Bonds is expected to occur on or about September 1,
1998,   against   payment  therefor,  at  the  offices   of   the
Underwriter.

              NationsBanc Montgomery Securities LLC

The date of this Supplement to Official Statement and Prospectus is August ---, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, SPECIFICALLY, THE UNDERWRITER MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET. SEE "UNDERWRITING."


                       THE SERIES A BONDS

The Series A Bonds offered hereby are a series of the Bonds described in the accompanying Official Statement and Prospectus. The following description of the terms of the Series A Bonds supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Series A Bonds set forth in the Official Statement and Prospectus, to which description reference is hereby made. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Official Statement and Prospectus.



The Series A Bonds are limited to $80,000,000 principal amount and will mature on September 1, 2013. The Series A Bonds will bear interest at the rate of 4.25% per annum from September 1,
1998 to and including August 31, 2003. The rate of interest to be borne by the Series A Bonds for each of the two remaining five-
year  periods  thereafter  (commencing  September  1,  2003   and
September 1, 2008) shall equal the "Series A Adjusted Interest Rate" (determined as described in the accompanying Official Statement and Prospectus). Holders of the Series A Bonds have the right to elect to have their Series A Bonds redeemed on September 1, 1998, September 1, 2003 and September 1, 2008 at par plus interest accrued to such September 1, and the Series A Bonds are subject to optional and mandatory redemption by the Company, in the manner described under "The Bonds--Series A Bonds" in the
accompanying  Official Statement and Prospectus.   Such  election
must be made by delivering such Series A Bonds to the Trustee between August 1 and August 15 of the year in which the option is being exercised.



                         USE OF PROCEEDS

Intel will not receive any proceeds from the sale of the Remarketed Series A Bonds. Such proceeds will be applied solely to pay the purchase price for the Remarketed Series A Bonds in an amount equal to the Series A Tender Redemption Price (as described in the accompanying Official Statement and Prospectus) for such Remarketed Series A Bonds.

                          UNDERWRITING



Upon the terms and subject to the conditions of the Bond Purchase and Remarketing Agreement (the "Bond Purchase and Remarketing Agreement") between the Company and NationsBanc Montgomery Securities LLC (the "Underwriter"), the Underwriter will agree to purchase and sell the Remarketed Series A Bonds offered hereby.



The Bond Purchase and Remarketing Agreement will provide that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel and the satisfaction of various other conditions. The Bond Purchase and Remarketing Agreement will also provide that the Underwriter is committed to purchase all of the Remarketed Bonds if any Remarketed Series A Bonds are purchased by the Underwriter.

The Underwriter proposes to offer the Remarketed Series A Bonds directly to the public at the public offering price set forth on the cover page of this Supplement to Official Statement and Prospectus. After the initial public offering, the offering price and other terms may be changed.

The  Underwriter may make a market for the Series A  Bonds.   The
Underwriter will not be obligated to do so and, if commenced, such market making may be discontinued at any time.



In connection with the offering, the Underwriter may purchase and sell the Series A Bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriter in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Remarketed Series A Bonds, and short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Series A Bonds than they are required to purchase in the offering. These activities may stabilize, maintain or otherwise affect the market price of the Remarketed Series A Bonds, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities
Act.



                          LEGAL MATTERS



Certain legal matters related to the sale of the Remarketed Series A Bonds will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California and Chapman and Cutler, Chicago, Illinois for the Underwriter. Certain legal matters incident to the tax-exempt status of the Remarketed Series A Bonds will be passed upon by Brown & Wood LLP, New York, New York, Bond Counsel.



                             EXPERTS

The consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY SUPPLEMENT TO OFFICIAL STATEMENT
AND PROSPECTUS DATED ----------, 1998
SUBJECT TO COMPLETION, DATED ----------, 1998     NOT A NEW ISSUE

      Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority
     Adjustable Rate Industrial Revenue Bonds, 1983 Series B
                   (Intel Corporation Project)

                Price:  100% of Principal Amount
     (Plus accrued interest, if any, from December 1, 1998)

                                $
Date of Original Issuance:
December 21, 1983                          Due:  December 1, 2013
                         ---------------

The  securities  being offered hereby (the "Remarketed  Series  B
Bonds"), which constitute a portion of the original issue of $30,000,000 principal amount of the above-described securities issued on December 21, 1983 (the "Series B Bonds" or the "Bonds"), are being remarketed following the election by certain holders of the Series B Bonds to tender all or a portion of such holders' Series B Bonds for redemption pursuant to the terms of the trust agreement under which the Series B Bonds were originally issued and the election by Intel Corporation ("Intel" or the "Company") to cause the Series B Bonds so tendered to be purchased and remarketed in lieu of such redemption. See
"Introductory Statement" and "Plan of Remarketing" in the accompanying Official Statement and Prospectus and "Underwriting" herein. Holders of $---------- aggregate principal amount of the Series B Bonds have elected to have such Series B Bonds redeemed.

The Series B Bonds are payable solely from, and are secured by, a pledge of loan payments derived by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") under a loan agreement between the Authority and

                    INTEL CORPORATION [Logo]

The Series B Bonds were originally issued as registered bonds without coupons in denominations of $5,000 and integral multiples thereof. Principal of the Series B Bonds is payable at the corporate trust office of Bankers Trust Company as Trustee in New York, New York. Interest on the Series B Bonds (due June 1 and December 1) is paid by check of the Trustee mailed to the persons in whose name the Series B Bonds are registered on the Regular Record Date (as described in the accompanying Official Statement and Prospectus).

The Series B Bonds will bear interest at the rate of % per annum from December 1, 1998 to and including November 30, 2003. The rate of interest to be borne by the Series B Bonds for each of the two remaining five-year periods thereafter (commencing December 1, 2003 and December 1, 2008) shall equal the "Series B Adjusted Interest Rate" (determined as described in the accompanying Official Statement and Prospectus). Holders of the Series B Bonds have the right to elect to have their Series B Bonds redeemed on December 1, 1998, December 1, 2003 and December 1, 2008 at par plus interest accrued to such December 1, in the manner described under "The Bonds--Series B Bonds" in the accompanying Official Statement and Prospectus. Such election must be made by delivering such Series B Bonds to the Trustee between November 1 and November 15 of the year in which the option is being exercised.

The Series B Bonds are subject to optional and mandatory redemption prior to maturity as described herein and in the accompanying Official Statement and Prospectus.

The  Series B Bonds do not constitute an indebtedness  of  either
the   Commonwealth  of  Puerto  Rico  or  any  of  its  political subdivisions, and neither the Commonwealth of Puerto Rico nor any of such political subdivisions shall be liable thereon.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS SUPPLEMENT TO OFFICIAL STATEMENT
           AND PROSPECTUS OR THE ACCOMPANYING OFFICIAL
                    STATEMENT AND PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

----------------------------------------------------------------
                Price to Public   Underwriting     Proceeds to
                      (1)         Discounts and      Company
                                   Commissions
------------     ------------     ------------     ------------
Per Unit               %                %               -
Total                  $                $               -
-----------------------------------------------------------------
(1)  Plus accrued interest, if any, from December 1, 1998.

The Remarketed Series B Bonds are being offered by ---------- the "Underwriter"), subject to prior sale, acceptance by the Underwriter and subject to approval of certain legal matters by Brown & Wood LLP, Bond Counsel; Gibson, Dunn & Crutcher LLP, counsel to the Company; and ----------, counsel to the Underwriter, and certain other conditions. Upon completion of the remarketing, delivery of the Remarketed Series B Bonds is expected to occur on or about December 1, 1998, against payment therefor, at the offices of the Underwriter.

                  [Underwriter or Underwriters]

The date of this Supplement to Official Statement and Prospectus is ----------, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, SPECIFICALLY, THE UNDERWRITERS MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET. SEE "UNDERWRITING."

                [THE COMPANY/RECENT DEVELOPMENTS]

[Description  of  the Company and recent developments  concerning
Intel to be inserted here if appropriate]

                       THE SERIES B BONDS

The Series B Bonds offered hereby are a series of the Bonds described in the accompanying Official Statement and Prospectus. The following description of the terms of the Series B Bonds supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Series B Bonds set forth in the Official Statement and Prospectus, to which description reference is hereby made. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Official Statement and Prospectus.

The Series B Bonds are limited to $30,000,000 principal amount and will mature on December 1, 2013. The Series B Bonds will bear interest at the rate of -----% per annum from December 1, 1998 to and including November 30, 2003. The rate of interest to be borne by the Series B Bonds for each of the two remaining five-year periods thereafter (commencing December 1, 2003 and December 1, 2008) shall equal the "Series B Adjusted Interest Rate" (determined as described in the accompanying Official Statement and Prospectus). Holders of the Series B Bonds have the right to elect to have their Series B Bonds redeemed on December 1, 1998, December 1, 2003 and December 1, 2008 at par plus interest accrued to such December 1, and the Series B Bonds are subject to optional and mandatory redemption by the Company, in the manner described under "The Bonds--Series B Bonds" in the accompanying Official Statement and Prospectus. Such election must be made by delivering such Series B Bonds to the Trustee between November 1 and November 15 of the year in which the option is being exercised.

                         USE OF PROCEEDS

Intel will not receive any proceeds from the sale of the Remarketed Series B Bonds. Such proceeds will be applied solely to pay the purchase price for the Remarketed Series B Bonds in an amount equal to the Series B Tender Redemption Price (as described in the accompanying Official Statement and Prospectus) for such Remarketed Series B Bonds.

                          UNDERWRITING

Upon the terms and subject to the conditions of the Bond Purchase and Remarketing Agreement (the "Bond Purchase and Remarketing Agreement") between the Company and ---------- (the "Underwriter"), the Underwriter will agree to purchase and sell the Remarketed Series B Bonds offered hereby.

The Bond Purchase and Remarketing Agreement will provide that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel and the satisfaction of various other conditions. The Bond Purchase and Remarketing Agreement will also provide that the Underwriter is committed to purchase all of the Remarketed Series B Bonds if any Remarketed Series B Bonds are purchased by the Underwriter.

The Underwriter proposes to offer the Remarketed Series B Bonds directly to the public at the public offering price set forth on the cover page of this Supplement to Official Statement and Prospectus. After the initial public offering, the offering price and other terms may be changed.

The  Underwriter may make a market for the Series B  Bonds.   The
Underwriter will not be obligated to do so and, if commenced, such market making may be discontinued at any time.



[Description of any Underwriter relationship with respect to the Government Development Bank for Puerto Rico, the Commonwealth and any instrumentalities thereof]

[Description of any over-allotment and stabilization activities of the Underwriter]



The Company will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities
Act.

                          LEGAL MATTERS

Certain legal matters related to the sale of the Remarketed Series B Bonds will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California and ---------- for the Underwriter. Certain legal matters incident to the tax-exempt status of the Remarketed Series B Bonds will be passed upon by Brown & Wood LLP, New York, New York, Bond Counsel.

                             EXPERTS

The consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PRELIMINARY OFFICIAL STATEMENT AND PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 12, 1998      NOT A NEW ISSUE



      Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority
  Adjustable Rate Industrial Revenue Bonds, 1983 Series A and B
                   (Intel Corporation Project)

                Price:  100% of Principal Amount
              (Plus accrued interest, if any, from
      September 1, 1998 or December 1, 1998, respectively)
                         ---------------

The securities being offered hereby (the "Remarketed Bonds"), which constitute a portion of the original issue of the above-described securities, $80,000,000 principal amount of which were issued on September 27, 1983 (the "Series A Bonds") and $30,000,000 principal amount of which were issued on December 21, 1983 (the "Series B Bonds," and collectively with the Series A Bonds, the "Bonds"), are being remarketed following the election by certain holders of the Bonds to tender all or a portion of such holders' Bonds for redemption pursuant to the terms of the trust agreements under which the Bonds were originally issued and the election by Intel Corporation ("Intel" or the "Company") to cause the Bonds so tendered to be purchased and remarketed in lieu of such redemption. See "Introductory Statement" and "Plan of Remarketing." The Remarketed Bonds are being offered in amounts, at prices and on terms to be set forth in supplements to this Official Statement and Prospectus.



The Bonds are payable solely from, and are secured by, a pledge of loan payments derived by the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") under loan agreements between the Authority and

                    INTEL CORPORATION [Logo]

The Bonds were originally issued as registered bonds without coupons in denominations of $5,000 and integral multiples thereof. Principal of the Bonds is payable at the corporate trust office of Bankers Trust Company as Trustee in New York, New York. Interest on the Series A Bonds (due March 1 and September
1) and Series B Bonds (due June 1 and December 1) is paid by check of the Trustee mailed to the persons in whose name the Bonds are registered on the Regular Record Date (as described herein).

The Series A Bonds will bear interest at the "Series A Adjusted Interest Rate" (determined as described herein) from September 1, 1998 to August 31, 2003, and the Series A Adjusted Interest Rate will be reset as described herein on September 1, 2003 and September 1, 2008. The Series B Bonds will bear interest at the "Series B Adjusted Interest Rate" (determined as described herein) from December 1, 1998 to November 30, 2003, and the Series B Adjusted Interest Rate will be reset as described herein on December 1, 2003 and December 1, 2008. Holders of the Bonds have the right to elect to have their Bonds redeemed on September 1, 1998 for the Series A Bonds or December 1, 1998 for the Series B Bonds and on such date of every fifth year thereafter to and including such date in 2008 (each an "Optional Redemption Date") at par plus interest accrued to such Optional Redemption Date, in the manner described herein. Such election must be made by delivering such Bonds to the Trustee between August 1 and August 15 in the case of the Series A Bonds, or between November 1 and November 15 in the case of the Series B Bonds, of the year in which the option is being exercised.

The Bonds are subject to optional and mandatory redemption prior to maturity as described herein.

The Bonds do not constitute an indebtedness of either the Commonwealth of Puerto Rico or any of its political subdivisions, and neither the Commonwealth of Puerto Rico nor any of such political subdivisions shall be liable thereon.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THIS OFFICIAL STATEMENT AND PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.


Dated: ----------, 1998

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, DC 20549, and at certain of its Regional Offices located at: Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago. Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates and its public reference facilities in New York, New York and Chicago, Illinois on payment of prescribed charges. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically via EDGAR with the Commission. The Company's Common Stock is quoted on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, DC 20006.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Remarketed Bonds. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



The Company's Annual Report on Form 10-K for the year ended December 27, 1997, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 1998 and June 27, 1998 and the Company's Current Reports on Form 8-K filed with the Commission on January 1, 1998, March 5, 1998, March 6, 1998, April 15, 1998,
and July 16, 1998 are incorporated in this Prospectus by reference and made a part hereof.



All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.



Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Official Statement and Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Official Statement and Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of the Official Statement and Prospectus has been delivered, and who makes a written or oral request, a copy of any and all of the foregoing documents incorporated by reference in the Registration Statement, excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to: F. Thomas Dunlap, Esq., Secretary, Intel Corporation, 2200 Mission College Boulevard. Santa Clara, California 95052-8119 (telephone number: (408) 765-
8080).

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE OFFERED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Official Statement and Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Authority, Intel or the Underwriter. This Official Statement and Prospectus relates only to the Remarketed Bonds offered hereby and may not be used or relied on in connection with any other offer or sale of securities of the Company. Neither the delivery of this Official Statement and Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Authority or Intel since the date hereof. This Official Statement and Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Official Statement and Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                     INTRODUCTORY STATEMENT

This Official Statement and Prospectus is being provided to furnish information in connection with the remarketing of certain Adjustable Rate Industrial Revenue Bonds, l983 Series A and Series B (Intel Corporation Project) originally issued by the Authority on September 27, 1983 and December 21, 1983, respectively. The Remarketed Bonds being offered hereby constitute a portion of the $80,000,000 original issue of Series A Bonds issued by the Authority pursuant to a trust agreement dated as of September 1, 1983 (the "Series A Trust Agreement") or the $30,000,000 original issue of Series B Bonds issued by the Authority pursuant to a trust agreement dated as of December 1, 1983 (the "Series B Trust Agreement" and collectively with the Series A Trust Agreement, the "Trust Agreements"), both between the Authority and Bankers Trust Company, as Trustee (the "Trustee"). The proceeds of the Bonds were loaned to the Company pursuant to loan agreements between the Company and the Authority dated as of September 1, 1983 (the "Series A Loan Agreement") and December 1, 1983 (the "Series B Loan Agreement" and collectively with the Series A Loan Agreement, the "Loan Agreements"), respectively. Effective September 1, 1998, as contemplated by the Series A Trust Agreement, the interest rate on the Series A Bonds will be adjusted, and effective December 1, 1998, as contemplated by the Series B Trust Agreement, the interest rate on the Series B Bonds will be adjusted.

                           THE COMPANY

Intel Corporation (together with its subsidiaries, unless the context otherwise requires, "Intel" or the "Company") designs, develops, manufactures and markets computer components and related products at various levels of integration. Intel's principal components consist of silicon-based semiconductors etched with complex patterns of transistors. Many of these integrated circuits can perform the functions of millions of individual transistors, diodes, capacitors and resistors.

The Company's major products include microprocessors, chipsets, graphics products, embedded processors and microcontrollers, flash memory products, network and communications products, conferencing products and digital imaging products. Intel sells its products to original equipment manufacturers (OEMs) of computer systems and peripherals; PC users, who buy Intel's PC enhancements, business communications products and networking products through reseller, retail and OEM channels; and other manufacturers, including makers of a wide range of industrial and telecommunications equipment.

A  microprocessor  is  the central processing  unit  (CPU)  of  a computer system. It processes system data and controls other devices in the system, acting as the brains of a computer. Intel's developments in the area of semiconductor design and manufacturing have made it possible to decrease the feature size of circuits etched into silicon. This permits a greater number of transistors to be used on each microprocessor die, and a greater number of microprocessors to be placed on each silicon wafer. The result is smaller, faster microprocessors that consume less power and cost less to manufacture. Intel's flagship microprocessors include: the Pentium(R) II processor, a high performance processor for desktop, mobile, server and workstation systems; the Intel(R) Celeron(TM) processor, a processor providing a base level of functionality for entry-level desktop computing requirements, the recently introduced Pentium(R) II Xeon(TM) processor and the Pentium(R) Pro processor, high performance processors designed for server and workstation systems; and the Pentium(R) processor with MMX(TM) technology, the first processor to incorporate Intel's media enhancement technology for improved performance on media-rich applications.

Chipsets perform essential logic functions surrounding the CPU and support and extend the graphic, video and other capabilities of Intel(R) processor-based computer systems. The Company's core-logic chipsets support incremental performance, ease-of-use and
new   capabilities   for   systems   based   on   the   Company's
microprocessors.   Intel's  graphics  products  are  designed  to
enhance  visual  computing,  providing  higher-performance  three
dimensional   graphics,  two  dimensional  graphics   and   video
capabilities.    Embedded  products  such   as   microprocessors,
microcontrollers and memory components are used in products such as industrial PCs, point-of-sales terminals, telecommunications equipment, automobile engine and braking systems, hard disk
drives,  laser  printers,  input/output  control  modules,   home
appliances, factory automation control products and medical instrumentation. Flash memory products retain information when the power is off, and provide easily reprogrammable memory for
computers,  mobile  phones  and  many  other  products.   Intel's
networking and communication products are designed to help reduce the total cost of networked business computing by providing high-bandwidth communications to PC desktop and server systems, and making it easier for local area network (LAN) administrators to install and manage their systems. Intel's conferencing and digital imaging products include video and data conferencing products for the desktop and meeting rooms, and products such as the Intel Create & Share(TM) camera pack, a PC communications, photo and video editing package.

The Company conducts worldwide operations principally in the United States, Israel, Western Europe, the Asia Pacific region and Japan. At June 27, 1998, the Company employed approximately 66,700 people worldwide. The Company's principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95052, and its telephone number there is (408) 765-8080.

               RATIOS OF EARNINGS TO FIXED CHARGES
                                                       Six
                     Years Ended                       Months
                                                       Ended
--------   --------   --------   --------   --------   --------
Dec. 25,   Dec. 31,   Dec. 30,   Dec. 28,   Dec. 27,   June 27,
1993       1994       1995       1996       1997       1998
--------   --------   --------   --------   --------   --------
   54x        39x        68x       108x       206x        139x


                         USE OF PROCEEDS



Intel will not receive any proceeds from the sale of the Remarketed Bonds. Such proceeds will be applied solely to pay the purchase prices for the Remarketed Bonds in an amount equal to the Series A Tender Redemption Price (as described under "The Bonds--Series A Bonds--Redemption at the Option of the Holder") or the Series B Tender Redemption Price (as described under "The Bonds--Series B Bonds--Redemption at the Option of the Holder"), respectively.



The Authority loaned the proceeds of the initial sale of the Bonds to the Company. The Company used approximately $70,000,000 of the Bond proceeds to pay a portion of the costs (including financing costs) of the acquisition, construction and equipping of manufacturing and support facilities in Las Piedras, Puerto Rico, by wholly owned subsidiaries of the Company (the "Project"). The Company used approximately $40,000,000 of the Bond proceeds to refund principal and accrued interest on a prior bond issuance of 9-1/2% Industrial Revenue Bonds, 1982 Series A (Intel Corporation Project), in the principal amount of $40,000,000 due March 1, 1987 (the "1982 Bonds"). The 1982 Bonds
were issued to provide initial financing for a portion of the costs of the Project.

                          THE AUTHORITY

The Authority

Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (formerly Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority, the "Authority") is a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. The Legislature of Puerto Rico determined that the development and expansion of commerce, industry, health services and education within Puerto Rico are essential to the economic growth of Puerto Rico and to attain full employment and preserve the health, welfare, safety and prosperity of all its citizens. The Legislature also determined that adequate higher educational facilities were needed for the academic training and improvement of the citizens of Puerto Rico. The Authority was created under Act No. 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), for the purpose of promoting the economic development, health, welfare and safety of the citizens of Puerto Rico. The Authority is authorized to borrow money through the issuance of revenue bonds and to loan the proceeds thereof to finance the acquisition, construction and equipping of industrial, tourist, medical, educational, pollution control and solid waste disposal facilities. Any such bonds, other than the Bonds, would be issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreements and would be payable from sources other than payments under the Loan Agreements. The Authority has no taxing power.

The   offices   of  the  Authority  are  located  at   Government
Development  Bank  for Puerto Rico, Minillas  Government  Center,
Santurce, Puerto Rico 00940.  The Authority's telephone number is
(787) 722-4060.

Governing Board

The Act provides that the governing board of the Authority (the "Governing Board") shall consist of seven members. The President of Government Development Bank for Puerto Rico (the "Bank"), the Executive Director of the Puerto Rico Industrial Development Company, the Executive Director of Puerto Rico Aqueduct and Sewer Authority, the President of the Puerto Rico Environmental Quality Board and the Executive Director of the Puerto Rico Tourism Company are each ex officio members of the Governing Board. The remaining two members of the Governing Board are appointed by the Governor of the Commonwealth of Puerto Rico (the "Commonwealth") for terms of four years. The following individuals are the current members of the Governing Board:

Name              Position   Term              Occupation
----              --------   ----              ----------
Marcos Rodriguez- Chairman   Indefinite        President,
Ema                                            Government
                                               Development Bank
                                               for Puerto Rico

Jaime Morgan      Member     Indefinite        Executive
Stubbe                                         Director, Puerto
                                               Rico Industrial
                                               Development
                                               Company

Perfecto Ocasio   Member     Indefinite        Executive
                                               Director, Puerto
                                               Rico Aqueduct and
                                               Sewer Authority

Hector Russe-     Member     Indefinite        President, Puerto
Martinez                                       Rico
                                               Environmental
                                               Quality Board

Jorge Davila      Member     Indefinite        Executive
Torres                                         Director, Puerto
                                               Rico Tourism
                                               Company

Jose Salas Soler  Member     October 22, 2001  Attorney-at-Law

James Thordsen    Member     June 27, 2002     President, James
                                               Thordsen, Inc.

The Act provides that the affirmative vote of four members is sufficient for any action taken by the Governing Board.

The   following  individuals  are  currently  officers   of   the
Authority:

Lourdes Rovira Rizek, Executive Director of the Authority, is also Executive Vice President of the Bank. Ms. Rovira Rizek has been associated with the Bank since 1996. She received a bachelor's degree in Business Administration from the University of Puerto Rico in 1972. Prior to her appointment at the Bank, she was the chief financial officer of the University of Puerto Rico system.

Velmarie Berlingeri, Assistant Executive Director of the Authority, is also a Vice President of the Bank. Ms. Berlingeri has been associated with the Bank since 1993. She received a Bachelor of Science in Business Administration degree from the University of Puerto Rico in 1982. Prior to her appointment, she worked in the investment area of a major private sector corporation in Puerto Rico.

Delfina Betancourt-Capo, Secretary and General Counsel of the Authority, is also Senior Vice President and General Counsel of the Bank. Ms. Betancourt has been associated with the Bank since 1987. She received a law degree from Cornell University in 1982.

Outstanding Revenue Bonds and Notes of the Authority

As of December 31, 1997, the Authority had revenue bonds and notes issued and outstanding in the principal amount of approximately $2.2 billion. All such bond and note issues, other than the Bonds, have been authorized and issued pursuant to trust agreements or resolutions separate from and unrelated to the Trust Agreements and are payable from sources other than the payments under the Loan Agreements.

Under the Act, the Authority may issue additional bonds and notes from time to time to finance industrial, tourist, educational, medical, environmental control or solid waste facilities. However, any such bonds and notes would be authorized and issued pursuant to other trust agreements or resolutions separate from and unrelated to the Trust Agreements and would be payable from sources other than the payments under the Loan Agreements.

Government Development Bank for Puerto Rico

As required by Act No. 272 of the Legislature of Puerto Rico, approved May 15, 1945, as amended, the Government Development Bank for Puerto Rico (the "Bank") has acted as a financial advisor to the Authority in connection with the issuance and sale of the Bonds. Certain underwriters have been selected by the
Bank to serve from time to time as underwriters of its obligations and the obligations of the Commonwealth, its instrumentalities and public corporations or participate in other financial transactions with the Bank. See "Underwriting" in the applicable Supplement to this Official Statement and Prospectus.

The Bank is a public corporation with varied governmental financial functions. Its principal functions are to act as financial advisor to and fiscal agent for the Commonwealth, its municipalities and its public corporations in connection with the issuance of bonds and notes and to make advances to public corporations.

The descriptions and summaries under the captions "The Bonds", "The Loan Agreements" and "The Trust Agreements" do not purport to be complete and are subject to and qualified by reference to the provisions of the Loan Agreements and Trust Agreements, copies of which have been filed with the Commission and are incorporated by reference as exhibits to the Registration Statement of which this Official Statement and Prospectus is a part. Capitalized terms used in these summaries and not defined herein have the same meanings as in such documents.

                            THE BONDS

SERIES A BONDS



The Series A Bonds were issued in an aggregate principal amount of $80,000,000. The Series A Bonds are dated September 1, 1983 and will mature on September 1, 2013. Interest on the Series A Bonds is payable semiannually on March 1 and September 1 of each year, by check mailed to the persons who are registered holders thereof at the close of business on the preceding February 15 or August 15 (each a "Regular Record Date"), as the case may be. The Series A Bonds bear interest at the rate per annum set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus through August 31, 2003, and thereafter as described below under "Adjustment of Interest Rate." The principal of the Series A Bonds will be payable at the corporate trust office of the Trustee in New York, New York.



The Series A Bonds were issued as registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The transfer of any Series A Bond may be registered at the corporate trust office of the Trustee in New York, New York. The Authority or the Trustee may make a reasonable charge for such registration of transfer sufficient to reimburse it for the preparation of each new Series A Bond and for any tax, fee or other governmental charge required to be paid by the holder requesting the transfer as a condition precedent to the exercise of the privilege. Neither the Authority nor the Trustee is required to make an exchange or register a transfer (other than a registration of transfer to the Company or its assignees in connection with a purchase in lieu of a redemption at the option of a holder as described herein) of any Series A Bond during the 15 days prior to the date the Trustee first gives notice of redemption or after such Series A Bond or portion thereof has been selected for redemption.

Adjustment of Interest Rate



The adjusted interest rate (the "Series A Adjusted Interest Rate") for each five-year period commencing on September 1, 1998, September 1, 2003 and September 1, 2008 will be a rate established by the Company on the August 1 or, if such August 1 is not a business day, on the next succeeding business day (the "Series A Determination Date") preceding each such September 1 which, in the judgment of the Company, such judgment to be exercised in its sole discretion, would have resulted in the sale of the Series A Bonds at par on the Series A Determination Date; provided, however, that the Series A Adjusted Interest Rate shall not be less than the interest rate established by Standard & Poor's J.J. Kenny through its index for prime five-year municipal obligations as of a date not more than 30 days prior to the Series A Determination Date. If such index is unavailable, then the Company and the Authority shall by written agreement establish an alternative method for determining the minimum Series A Adjusted Interest Rate, which alternative method may be changed from time to time by written agreement between the Company and the Authority if the chosen alternative becomes unavailable. In no event shall the Series A Adjusted Interest
Rate exceed the maximum rate permitted by law, even if such maximum rate is less than the minimum Series A Adjusted Interest Rate determined as described above.



On or before the August 2 or, if such August 2 is not a business day, on the next succeeding business day following each Series A Determination Date, the Company will notify the Trustee of the Series A Adjusted Interest Rate for the five-year period commencing on the next succeeding September 1. The Trustee will cause notice of such Series A Adjusted Interest Rate to be mailed by first-class mail to each Bondholder on or before the third business day following such Series A Determination Date.

Redemption at the Option of the Holder

Bondholders have the option to have their Series A Bonds redeemed in whole or in part (in integral multiples of $5,000) by the Trustee (unless purchased by the Company or its assignee as provided below) on September 1, 1998, September 1, 2003 and September 1, 2008 (each being a "Series A Tender Redemption Date"), at 100% of the principal amount thereof (the "Series A Tender Redemption Price") plus accrued interest to the Series A Tender Redemption Date, without premium. All Series A Bonds to be so redeemed must be delivered to the corporate trust office of the Trustee in New York, New York, between 10:00 A.M., New York time, on August 1 and 4:00 P.M., New York time, on August 15 or, if such August 15 is not a business day, on the next succeeding business day preceding any Series A Tender Redemption Date, with a properly completed and signed "Option to Elect Repayment" in the form attached to each such Series A Bond.

The Trustee's determination, in its sole discretion, as to whether an Option to Elect Repayment has been properly completed, executed and delivered shall be binding on the Company, and any assignee of the Company, the Authority and the Bondholder. The delivery of a Series A Bond shall be irrevocable and binding upon the Bondholder.

The Company or its assignee has the right, at any time during the 10-day period prior to a Series A Tender Redemption Date, to elect to purchase on the Series A Tender Redemption Date, at a price equal to the Series A Tender Redemption Price, all or any part (in integral multiples of $5,000) of the Series A Bonds which are properly delivered to the Trustee for redemption. As a condition to the exercise of its right to purchase such Series A Bonds, the Company or its assignee must deposit with the Trustee moneys, designated by the Company to be used for the purchase of Series A Bonds, in an amount sufficient to pay such purchase price.

Payment of the Series A Tender Redemption Price or the purchase price to a holder delivering Series A Bonds shall be made by check mailed by the Trustee to the address appearing on the Option to Elect Repayment. Accrued interest will be paid in the same manner as regular interest payments.

Series A Bonds purchased by the Company or its assignee will remain outstanding under the Series A Trust Agreement and may be held, resold, delivered to the Trustee for cancellation or otherwise disposed of by the Company upon terms and conditions established by the Company.

Redemption at the Option of the Company

The Series A Bonds are subject to redemption prior to maturity at the option of the Company in whole or in part on September 1, 1998, September 1, 2003 and September 1, 2008, at 100% of the principal amount thereof plus accrued interest to the redemption date.

Extraordinary Optional Redemption

The portion of the Series A Bonds allocable to a Phase of the Project (as defined in the Series A Loan Agreement) will be subject to redemption prior to maturity at the option of the Company at any time at 100% of the principal amount thereof plus accrued interest to the redemption date in the event that:

          (a) Such Phase shall have been damaged or destroyed to such an extent that in the opinion of this Company it cannot be reasonably restored or repaired within a period of six months, or the Company is thereby prevented or will likely be prevented from causing its normal operation for a period of six months or more, or its restoration and repair would not be economically feasible; or

          (b) Use or control of such Phase shall have been taken under the exercise of the power of eminent domain to such an extent that the Company is, or in its opinion would likely be, thereby prevented from causing the normal operation of such Phase for a period of six months or more; or

           (c) As a result of any change in the Constitution or laws of the United States of America or the Commonwealth or of legislative or administrative action of the United States of

     America or the Commonwealth or any political subdivision of the Commonwealth, or any judicial action or regulatory action or inaction, in the opinion of the Company, the Series A Loan Agreement or the Series A Trust Agreement, or any material provision thereof, shall have become void or unenforceable or impossible of performance in any material respect, use or occupancy of all or a significant part of such Phase shall have been legally curtailed for six months or more, or unreasonable burdens or excessive liabilities with respect to such Phase or the Series A Bonds shall have been imposed; or



          (d) Changes in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of such Phase shall have occurred, or technological, legal or other changes shall have occurred, any of which, in the opinion of the Company, renders the continued operation of such Phase impractical or not economically feasible.



The portion of the Series A Bonds allocable to a Phase of the Project shall be the amount of Series A Bond proceeds and proceeds of the 1982 Bonds expended on such Phase. The Company must exercise its option to redeem Series A Bonds pursuant to the preceding paragraph within 180 days after the occurrence of the event giving rise to such option.

Extraordinary Mandatory Redemption

The Series A Bonds are subject to mandatory redemption at any time, in whole (or in part, if such partial redemption will preserve the exemption from Federal income taxation of interest on such Series A Bonds), at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date, upon a determination that, through a final judgment or decree of a court of competent jurisdiction or assessment by the Internal Revenue Service, the interest payable on any Series A Bond must be included for Federal income tax purposes in the gross income of any holder of such Series A Bond as a result of a change in the legal status of the Commonwealth or of a failure by the Company to observe any covenant, agreement, representation or warranty in the Series A Loan Agreement; provided, however, that no decree or judgment by any court or assessment by the Internal Revenue Service shall be considered final unless the Bondholder or Bondholders involved in such proceeding (i) give the Company prompt notice of the commencement thereof and (ii) offer the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such Bondholder or Bondholders against all liabilities in connection therewith, and unless such proceeding shall not be subject to a further right of appeal. Any such redemption shall be made within 180 days from the date of such final decree, judgment or assessment.

If the construction or operation of any Phase of the Project ceases, then the portion of the Series A Bonds allocable to such Phase (as described below) will be subject to mandatory redemption at 100% of the principal amount thereof plus interest accrued to the redemption date, which shall be any date selected by the Company occurring not more than 180 days after cessation of construction or operation of such Phase.

A cessation of construction or operation of a Phase of the Project shall not be deemed to have occurred (i) until receipt by the Trustee of written notice from the Authority stating that at least 30 days have elapsed since written notice has been given to the Company by the Authority that construction or operation of such Phase has ceased and the Company has not demonstrated to the satisfaction of the Authority that such Phase is being constructed or operated as Industrial Facilities within the meaning of the Act or the Company is, in good faith, seeking to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities, or (ii) until receipt by the Authority and the Trustee of written notice from the Company stating that construction or operation of such Phase has ceased and that the Company has no present intention of causing the resumption of construction or operation of such Phase as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities. Cessation of construction or operation of the Project as a result of Force Majeure (as defined in the Series A Loan Agreement) shall not give rise to a mandatory redemption during the continuance thereof including a reasonable time for the removal of the effect thereof.

The applicable portion of the Series A Bonds to be redeemed upon cessation of construction or operation of a Phase of the Project shall equal (i) the amount of Series A Bond proceeds and proceeds of the 1982 Bonds expended on the Phase of the Project, the construction or operation of which has ceased, less (ii) such amount as the Company or any of its subsidiaries has expended since the date of the execution and delivery of the loan agreement relating to the 1982 Bonds, or thereby undertakes to expend, to provide Industrial Facilities in the Commonwealth from other than the proceeds of bonds or notes of the Authority, all as set forth at the option of the Company in a certificate delivered to the Authority and the Trustee and less (iii) the principal amount of Series A Bonds theretofore redeemed, provided that the amounts described in (ii) and (iii) have not previously been used in determining the applicable amount of Series A Bonds required to be redeemed upon cessation of construction or operation of a Phase of the Project.

Notice of Redemption; Partial Redemption

Notice of any redemption (other than a redemption at the option of a holder) of the Series A Bonds shall be mailed to Bondholders at least 25 days before the redemption date. Any notice of a redemption of Series A Bonds at the option of the Company may state that the redemption is conditioned upon receipt of moneys for such redemption by the Trustee prior to the redemption date and that if such moneys are not received, the redemption of the Series A Bonds for which notice was given shall not be made.

If less than all the Series A Bonds are called for redemption, the particular Series A Bonds to be redeemed shall be selected by the Trustee by lot or by such other equitable method as the Trustee shall deem fair and appropriate. For purposes of such selection, each Series A Bond shall be treated as representing the number of Series A Bonds obtained by dividing the principal amount of such Series A Bond by $5,000. If part of a Series A Bond is called for redemption, the Trustee shall deliver, without charge, a new Series A Bond representing the unredeemed portion to the holder thereof.

Presentment for Payment

Interest on Series A Bonds called for redemption ceases to accrue on the redemption date if sufficient funds for payment of such redemption are on deposit with the Trustee. If any Series A Bonds are not properly presented for payment on the date fixed for their redemption or if any bonds are not properly presented for payment when due, the holders of such Series A Bonds will thereafter be restricted to funds held by the Trustee for such redemption or payment for the satisfaction of any claim relating to such Series A Bonds. After two years, such moneys shall be paid to the Company and the holders shall thereafter look only to the Company for payment.

Security for the Series A Bonds

The Authority, in the Series A Trust Agreement, assigned and pledged to the Trustee for the benefit of the Bondholders the Authority's right, title and interest in the Series A Loan Agreement, subject to the Authority's retention of certain rights (including the right to collect moneys payable to the Authority which are not received in respect of repayment of the loan), as security for the payment of the Series A Bonds and the interest thereon and as security for the satisfaction of any other obligation assumed in connection with the Series A Bonds.



The Series A Bonds are limited obligations of the Authority and, except to the extent payable from Series A Bond proceeds and the investment thereof, will be payable solely from and secured by a pledge and assignment of the amounts payable in repayment of the loan made by the Authority to the Company.



The Series A Bonds are not secured by any mortgage or other security interest in the Project or any property of the Company or its subsidiaries.

SERIES B BONDS



The Series B Bonds were issued in an aggregate principal amount of $30,000,000. The Series B Bonds are dated December 1, 1983 and will mature on December 1, 2013. Interest on the Series B Bonds is payable semiannually on June 1 and December 1 of each year, by check mailed to the persons who are registered holders thereof at the close of business on the preceding May 15 or November 15 (each a "Regular Record Date"), as the case may be. The Series B Bonds will bear interest at the rate per annum set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus through November 30, 2003, and thereafter as described below under "Adjustment of Interest Rate". The principal of the Series B Bonds will be payable at the corporate trust office of the Trustee in New York, New York. In lieu of payment of principal or interest by check, the Trustee may agree to make such payment to any institutional holder of all the Series B Bonds by other means acceptable to the Trustee and such holder.



The Series B Bonds were issued as registered bonds without coupons in denominations of $5,000 or any integral multiple thereof. The transfer of any Series B Bond may be registered at the corporate trust office of the Trustee in New York, New York. The Authority or the Trustee may make a reasonable charge for such registration of transfer sufficient to reimburse it for the preparation of each new Series B Bond and any tax or other governmental charge required to be paid by the holder requesting the transfer as a condition precedent to the exercise of the privilege. Neither the Authority nor the Trustee is required to make an exchange or register a transfer (other than a registration of transfer to the Company or its assignees in connection with a purchase in lieu of a redemption at the option of a holder as described herein) of any Series B Bond during the 15 days prior to the date the Trustee first gives notice of redemption or after such Series B Bond or portion thereof has been selected for redemption.

Adjustment of Interest Rate

The adjusted interest rate (the "Series B Adjusted Interest Rate") for each five-year period commencing on December 1, 1998, December 1, 2003 and December 1, 2008 will be a rate established by the Company on the November 1 or, if such November 1 is not a business day, on the next succeeding business day (the "Series B Determination Date") preceding each such December 1 which, in the judgment of the Company, such judgment to be exercised in its sole discretion, would have resulted in the sale of the Series B Bonds at par on the Series B Determination Date; provided, however, that the Series B Adjusted Interest Rate shall not be less than the interest rate established by Standard & Poor's J.J. Kenny through its index for prime five-year municipal obligations as of a date not more than 30 days prior to the Series B Determination Date. If such index is unavailable, then the Company and the Authority shall by written agreement establish an alternative method for determining the minimum Series B Adjusted Interest Rate, which alternative method may be changed from time to time by written agreement between the Company and the Authority if the chosen alternative becomes unavailable. In no event shall the Series B Adjusted Interest Rate exceed the maximum rate permitted by law, even if such maximum rate is less than the minimum Series B Adjusted Interest Rate determined as described above.

On or before the November 2 or, if such November 2 is not a business day, on the next succeeding business day following each Series B Determination Date, the Company will notify the Trustee of the Series B Adjusted Interest Rate for the five-year period commencing on the next succeeding December 1. The Trustee will cause notice of such Series B Adjusted Interest Rate to be mailed by first-class mail to each Bondholder on or before the third business day following such Series B Determination Date.

Redemption at the Option of the Holder

Bondholders have the option to have their Series B Bonds redeemed in whole or in part (in integral multiples of $5,000) by the Trustee (unless purchased by the Company or its assignee as provided below) on December 1, 1998, December 1, 2003 and December 1, 2008 (each being a "Series B Tender Redemption Date"), at 100% of the principal amount thereof (the "Series B Tender Redemption Price") plus accrued interest to the Series B Tender Redemption Date, without premium. All Series B Bonds to be so redeemed must be delivered to the corporate trust office of the Trustee in New York, New York, between 10:00 A.M., New York time, on the November 1 and 4:00 P.M., New York time, on the November 15 preceding any Series B Tender Redemption Date, or, if such November 15 is not a business day, on the next succeeding business day, with a properly completed and signed Option to Elect Repayment in the form attached to each such Series B Bond.

The Trustee's determination, in its sole discretion, as to whether an Option to Elect Repayment has been properly completed, executed and delivered shall be binding on the Company, any assignee of the Company, the Authority and the Bondholder. The delivery of a Series B Bond shall be irrevocable and binding upon the Bondholder.

The Company or its assignee has the right, at any time during the 10-day period prior to a Series B Tender Redemption Date, to elect to purchase on the Series B Tender Redemption Date, at a price equal to the Series B Tender Redemption Price, all or any part (in integral multiples of $5,000) of the Series B Bonds which are properly delivered to the Trustee for redemption. As a condition to the exercise of its right to purchase such Series B Bonds, the Company or its assignee must deposit with the Trustee moneys, designated by the Company to be used for the purchase of Series B Bonds, in an amount sufficient to pay such purchase price.

Payment of the Series B Tender Redemption Price or the purchase price to a holder delivering Series B Bonds shall be made by check mailed by the Trustee to the address appearing on the Option to Elect Repayment. Accrued interest will be paid in the same manner as regular interest payments.

Series B Bonds purchased by the Company or its assignee will remain outstanding under the Series B Trust Agreement and may be held, resold, delivered to the Trustee for cancellation or otherwise disposed of by the Company upon terms and conditions established by the Company, all in accordance with the Series B Trust Agreement.

Redemption at the Option of the Company

The Series B Bonds are subject to redemption prior to maturity at the option of the Company in whole or in part on December 1, 1998, December 1, 2003 and December 1, 2008, at 100% of the principal amount thereof plus interest accrued to the redemption date.

Extraordinary Optional Redemption

The portion of the Series B Bonds allocable to a Phase of the Project (as defined in the Series B Loan Agreement) will be subject to redemption prior to maturity at the option of the Company at any time at 100% of the principal amount thereof plus interest accrued to the redemption date in the event that:

          (a) Such Phase shall have been damaged or destroyed to such an extent that in the opinion of this Company it cannot be reasonably restored or repaired within a period of six months, or the Company is thereby prevented or will likely be prevented from causing its normal operation for a period of six months or more, or its restoration and repair would not be economically feasible; or

          (b) Use or control of such Phase shall have been taken under the exercise of the power of eminent domain to such an extent that the Company is, or in its opinion would likely be, thereby prevented from causing the normal operation of such Phase for a period of six months or more; or

           (c) As a result of any change in the Constitution or laws of the United States of America or the Commonwealth or of legislative or administrative action of the United States of America or the Commonwealth or any political subdivision of the Commonwealth, or any judicial action or regulatory action or inaction, in the opinion of the Company, the Series B Loan Agreement or the Series B Trust Agreement, or any material provision thereof, shall have become void or unenforceable or impossible of performance in any material respect, use or occupancy of all or a significant part of such Phase shall have been legally curtailed for six months or more, or unreasonable burdens or excessive liabilities with respect to such Phase or the Series B Bonds shall have been imposed; or

          d) Changes in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of such Phase shall have occurred, or technological, legal or other changes shall have occurred, any of which, in the opinion of the Company, render the continued operation of such Phase impractical or not economically feasible.

The portion of the Series B Bonds allocable to a Phase of the Project shall be the amount of Series B Bond proceeds expended on such Phase. The Company must exercise its option to redeem Series B Bonds pursuant to the preceding paragraph within 180 days after the occurrence of the event giving rise to such option.

Extraordinary Mandatory Redemption

The Series B Bonds are subject to mandatory redemption at any time, in whole (or in part, if such partial redemption will preserve the exemption from Federal income taxation of interest on such Series B Bonds), at a redemption price equal to the principal amount thereof, without premium, plus interest accrued to the redemption date, upon a determination that, through a final judgment or decree of a court of competent jurisdiction or assessment by the Internal Revenue Service, the interest payable on any Series B Bond must be included for Federal income tax purposes in the gross income of any holder of such Series B Bond as a result of a change in the legal status of the Commonwealth or of a failure by the Company to observe any covenant, agreement, representation or warranty in the Loan Agreement; provided, however, that no decree or judgment by any court or assessment by the Internal Revenue Service shall be considered final unless the Bondholder or Bondholders involved in such proceeding (i) give the Company prompt notice of the commencement thereof and (ii) offer the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such Bondholder or Bondholders against all liabilities in connection therewith, and unless such proceeding shall not be subject to a further right of appeal. Any such redemption shall be made within 180 days from the date of such final decree, judgment or assessment.

If the construction or operation of any Phase of the Project ceases, then the portion of the Series B Bonds allocable to such Phase (as described below) will be subject to mandatory redemption at 100% of the principal amount thereof plus interest accrued to the redemption date, which shall be any date selected by the Company occurring not more than 180 days after cessation of construction or operation of such Phase.

A cessation of construction or operation of a Phase of the Project shall not be deemed to have occurred (i) until receipt by the Trustee of written notice from the Authority stating that at least 30 days have elapsed since written notice has been given to the Company by the Authority that construction or operation of such Phase has ceased and the Company has not demonstrated to the satisfaction of the Authority that such Phase is being constructed or operated as Industrial Facilities within the meaning of the Act or the Company is, in good faith, seeking to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities, or (ii) until receipt by the Authority and the Trustee of written notice from the Company stating that construction or operation of such Phase has ceased and that the Company has no present intention of causing the resumption of construction or operation of such Phase as Industrial Facilities or of seeking, in good faith, to cause the resumption of an economically reasonable construction or operation of such Phase as Industrial Facilities. Cessation of construction or operation of a Phase of the Project as a result of Force Majeure (as defined in the Series B Loan Agreement) shall not give rise to a mandatory redemption during the continuance thereof including a reasonable time for the removal of the effect thereof.

The applicable portion of the Series B Bonds to be redeemed upon cessation of construction or operation of a Phase of the Project shall equal (i) the amount of Series B Bond proceeds expended on the Phase of the Project the construction or operation of which has ceased, less (ii) such amount as the Company or any of its subsidiaries has expended since the date of the execution and delivery of the loan agreement relating to the 1982 Bonds, or thereby undertakes to expend, to provide Industrial Facilities in the Commonwealth from other than the proceeds of bonds or notes of the Authority, all as set forth at the option of the Company in a certificate delivered to the Authority and the Trustee and less (iii) the principal amount of Series B Bonds theretofore redeemed (other than by operation of the extraordinary mandatory redemption provisions relating to redemption upon a cessation of construction or operation of a Phase of the Project), provided that the amounts described in (ii) and (iii) have not previously been used in determining the applicable amount of Series B Bonds required to be redeemed upon cessation of construction or operation of a Phase of the Project.

Notice of Redemption; Partial Redemption

Notice of any redemption (other than a redemption at the option of a holder) of the Series B Bonds shall be mailed to Bondholders at least 25 days before the redemption date.

If less than all the Series B Bonds are called for redemption, the particular Series B Bonds to be redeemed shall be selected by the Trustee by lot or by such other equitable method as the Trustee shall deem fair and appropriate. For purposes of such selection, each Series B Bond shall be treated as representing the number of Series B Bonds obtained by dividing the principal amount of such Series B Bond by $5,000. If part of a Series B

Bond is called for redemption, the Trustee shall deliver, without charge, a new Series B Bond representing the unredeemed portion to the holder thereof.

Presentment for Payment

Interest on Bonds called for redemption ceases to accrue on the redemption date if sufficient funds for payment of such redemption are on deposit with the Trustee. If any Series B Bonds are not properly presented for payment on the date fixed for their redemption or if any Bonds are not properly presented for payment when due, the holders of such Series B Bonds will thereafter be restricted to funds held by the Trustee for such redemption or payment for the satisfaction of any claim relating to such Series B Bonds. After two years, such moneys shall be paid to the Company and the Bondholders shall thereafter look only to the Company for payment.

Security for the Series B Bonds

The Authority, in the Series B Trust Agreement, assigned and pledged to the Trustee for the benefit of the Bondholders the Authority's right, title and interest in the Series B Loan Agreement, subject to the Authority's retention of certain rights (including the right to collect moneys payable to the Authority which are not received in respect of repayment of the loan), as security for the payment of the Series B Bonds and the interest thereon and as security for the satisfaction of any other obligation assumed in connection with the Series B Bonds.

The Series B Bonds are limited obligations of the Authority and, except to the extent payable from Series B Bond proceeds and the investment thereof, will be payable solely from and secured by a pledge and assignment of the amounts payable in repayment of the loan made by the Authority to the Company.

The Series B Bonds are not secured by any mortgage or other security interest in the Project or any property of the Company or its subsidiaries.

                       THE LOAN AGREEMENTS

Pursuant to the Loan Agreements, the Authority issued the Bonds and loaned the proceeds (excluding any accrued interest) to the Company (Sec. 4.01). The Company agreed to make payments directly to the Trustee which, together with amounts then held in the Bond Fund established under the Trust Agreements, are sufficient to make the payments of principal of and interest on the Bonds as the same become due (Sec. 4.01). The obligations of the Company to make such payments under the Loan Agreements are stated to be absolute and unconditional without right of set-off for any reason (Sec. 4.02).

The Authority has assigned all its rights under the Loan Agreements (except for rights to payment of certain costs and expenses and indemnity and except for certain other limited rights) to the Trustee (Sec. 6.02). The Project may be sold, leased or otherwise transferred or encumbered as a whole or in part without the consent of the Authority and the proceeds thereof retained by the Company, and the Company may assign the Loan Agreements but no such sale, lease, transfer, encumbrance or assignment will relieve the Company of its obligations to make payments under the Loan Agreements sufficient to pay principal of and interest on the Bonds as the same become due (Sec. 6.01).

Construction of the Project

The Company was obligated under the Loan Agreements to complete the Project, except under certain specified circumstances, substantially in accordance with the Project plans and specifications and with all reasonable dispatch, and to pay all of the costs thereof in excess of moneys available in the Construction Fund (hereinafter defined) without any right of reimbursement or diminution in, or postponement of, amounts payable under the Loan Agreements (Secs. 3.01, 3.02 and 3.05). The Company has completed the Project in accordance with these requirements.

Further Agreements



The Company has agreed, as long as the Project is operated, to cause the Project to be maintained and operated as Industrial Facilities within the meaning of the Act (Sec. 4.04). The Company has also agreed to notify the Authority and the Trustee in writing in the event that the construction or operation of any phase of the Project has ceased. (Sec. 4.04)



The Company has agreed that so long as any Bonds are outstanding, it will not dispose of all or substantially all of its assets and will not consolidate or merge into another corporation unless the successor or transferee irrevocably and unconditionally assumes in writing all the obligations of the Company under the Loan Agreements (Sec. 5.01).

In the Loan Agreements, the Company has also agreed to indemnify the Authority against losses, as provided therein, arising from the operation of the Project or the Authority's participation in the financing (Sec. 4.06) and will agree to pay the reasonable fees and expenses of the Authority and the Trustee (Sec. 4.05).

Events of Default and Remedies

Each  of  the  following is an Event of Default  under  the  Loan
Agreements:

          (a)  Failure by the Company to pay the amounts required
     to  be paid with respect to principal of the Bonds when  the
     same   shall  become  due  and  payable  at  maturity,  upon
     redemption or otherwise;

          (b) Failure by the Company to pay the amounts required to be paid with respect to interest on the Bonds when the same shall become due and payable and the continuation of such failure for a period of five days;

           (c) Failure by the Company to make any other payments required by the Loan Agreement when due and continuation of such failure for 30 days after written notice thereof;

           (d) Failure by the Company to observe and perform any other agreements under the respective Loan Agreement and continuation of such failure for 90 days after written notice thereof; provided, however, that if such failure cannot be corrected within such 90-day period, it shall not constitute an Event of Default if corrective action is instituted by the Company during such period and diligently pursued until such failure is corrected; or

            (e) Certain events of bankruptcy, liquidation, reorganization or similar proceedings involving the Company
     (Sec. 7.01).

The provisions of subsections (c) and (d) of the preceding paragraph are subject to the following limitations: if by reason of Force Majeure (as defined in the Loan Agreements) the Company is unable to perform any of its agreements thereunder, except the obligation to make payments sufficient to pay principal of and interest on the Bonds and the obligation to maintain its corporate existence, the Company shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof (Sec. 7.01).

The  Authority has no power to waive any default under  the  Loan
Agreements  without  the consent of the Trustee.   Under  certain
circumstances, if a default shall be wholly cured, it shall be automatically waived (Sec. 7.05).

Upon the occurrence of any of the foregoing Events of Default, the Trustee, as assignee of the Authority, may declare all unpaid amounts payable under the Loan Agreements to be immediately due and payable, and may take any action at law or equity necessary to enforce any obligation of the Company under the Loan Agreements, but the Trustee shall take no remedial steps which would entitle it to funds necessary for the payment of unmatured principal and interest on the Bonds unless such principal and interest has been declared due and payable in accordance with the respective Trust Agreement and such declaration has not been rescinded (Sec. 7.02).

Prepayment of the Loan



The Company has the option to prepay all or a portion of amounts it may be required to pay under the Loan Agreements. The Company is obligated to prepay the principal and accrued interest on all the outstanding Bonds (or such lesser amount as is required to preserve the exemption from Federal income tax applicable to the Bonds) in certain circumstances including a change in the legal status of the Commonwealth or a failure of the Company to observe any covenant, agreement, representation or warranty in the Loan Agreements which result in the interest payable on the Bonds being includable in gross income for Federal income tax purposes (Secs. 8.01 and 8.02).



Amendment

Neither Loan Agreement may be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of the related Trust Agreement (Sec. 9.11). See "The Trust Agreements--Amendments and Supplements to the Loan Agreements."

                      THE TRUST AGREEMENTS

Each Trust Agreement constitutes an assignment by the Authority to the Trustee of all of the Authority's right, title and interest in the related Loan Agreement (except for rights to payment of certain costs and expenses and indemnity and except for certain other limited rights) in trust as security for the payment of the principal of and interest on the Bonds. No additional bonds may be issued under the Trust Agreements.

Construction Fund

The proceeds of the initial sale of the Bonds, other than accrued interest and the amounts transferred to the Trustee for the 1982 Bonds in order to refund such 1982 Bonds, were deposited in the Construction Fund established under the Trust Agreements (Secs. 208 and 401). Payments were made from the Construction Fund upon requisition by the Company to pay costs of the Project, as defined in the Trust Agreements (Secs. 403 and 404).

Bond Fund

A Bond Fund has been established with the Trustee under each Trust Agreement which has been used for the payment of the principal of and interest on the Bonds. The Trustee may also use moneys in the Bond Fund, at the direction of the Company, to purchase Bonds (Secs. 501 and 503).

Investment of Funds

Pending their application, moneys held in the Construction Fund and the Bond Fund may, at the direction of the Company, be invested as provided in the Trust Agreements in obligations issued or unconditionally guaranteed by the United States of America or agencies acting as instrumentalities of the United States of America pursuant to authority granted by Congress, in time deposits, certificates of deposits or similar arrangements (including Eurodollar certificates of deposit) with the Trustee or any bank or an affiliate of such bank which bank or affiliate together with such bank has reported capital and surplus of not less than $50,000,000 and reported deposits of not less than $250,000,000 and which has been designated by the Secretary of the Treasury of the Commonwealth as a depository for public funds, in repurchase agreements with respect to any of the above investments, in bankers' acceptances (other than those of the Company) issued by or drawn on and accepted by the Trustee or by any commercial bank organized under the laws of the United States of America or any state thereof which is a member of the Federal Deposit Insurance Corporation having reported capital and surplus of not less than $50,000,000 and reported deposits of not less than $250,000,000, in commercial paper (other than of the Company) of the highest rating by Moody's Investors Service, Inc. or Standard & Poor's Corporation and in any other investment or security to the extent permitted by applicable law. Any investment income or loss resulting from investment of moneys in any Fund shall be credited or charged to such Fund. Neither the Trustee nor the Authority shall be responsible or liable for any loss resulting from such investment (Sec. 602).

Events of Default and Remedies

Each  of  the  following is an Event of Default under  the  Trust
Agreements:

           (a) Failure to pay principal of any of the Bonds when the same shall become due and payable, either at maturity or by proceedings for redemption or otherwise;

           (b) Failure to pay any installment of interest on any of the Bonds within five days after the same shall become due and payable; or

           (c) The occurrence of any Event of Default under the respective Loan Agreement (Sec. 802).

If any Event of Default shall have occurred and be continuing, the Trustee may, and upon the written request of the holders of not less than 25% in aggregate principal amount of all Bonds then outstanding shall, declare the principal of all Bonds then outstanding to be due and payable immediately (Sec. 803). In addition, the Trustee may, and upon the written request of the holders of not less than 50% in aggregate principal amount of all Bonds then outstanding shall, pursue any available remedy at law or in equity to enforce the payment of the principal of and interest on the bonds then outstanding or to enforce the performance of any provision of the respective Trust Agreement or of the respective Loan Agreement (Sec. 804). The Trustee may require indemnification before taking any remedial action under the Trust Agreements or the Loan Agreements (Sec. 902).

The Trustee may, and upon the direction of the holders of not less than a majority in aggregate principal amount of all Bonds then outstanding shall, annul any acceleration of principal and interest and its consequences at any time before final action in any proceeding instituted as a result of an Event of Default if there is then a sufficient amount in the Bond Fund to pay the principal of and all arrears of interest on all Bonds on which the same is due otherwise than by acceleration and interest on overdue installments of interest at the rate then borne by the Bonds (adjusted as such rate is adjusted), if all costs and expenses of the Trustee and the Authority have been paid or provided for and if all existing events of default known to the Trustee have been remedied (Sec. 803).

The holders of a majority in principal amount of all Bonds then outstanding shall have the right to direct the time, method and place of conducting all remedial proceedings to be taken by the Trustee (Sec. 808). No Bondholder shall have any right to pursue any remedy under the Trust Agreements unless (i) such holder gives to the Trustee written notice of an Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of all Bonds then outstanding make a written request to the Trustee to pursue such remedy, (iii) an offer is made to the Trustee of reasonable security and indemnity against costs, expenses and liabilities, and (iv) the Trustee does not comply with such request within a reasonable time (Sec. 809).

Under the Trust Agreements, the Trustee is required to mail to Bondholders notices of any uncured default under the Trust Agreements, provided the Trustee may withhold notice of any default caused by the failure of the Company to observe or perform any covenant, condition or agreement in the Loan Agreements other than a covenant, condition or agreement relating to payment if it determines that withholding such notice is in the interest of the Bondholders (Sec. 815).

Amendments and Supplements to the Trust Agreements

The Trust Agreements may be amended or supplemented at any time without the consent or approval of, or notice to, any of the Bondholders (except that where all the Bonds are held by a single Bondholder, such Bondholder shall receive such notice) for purposes of (a) curing any ambiguity or formal defect or omission in the Trust Agreement, (b) granting to or conferring upon the Trustee for the benefit of the Bondholders additional rights, remedies, powers, authority or security, (c) correcting any description of, or reflecting changes in, any properties comprising the Project, (d) providing for uncertificated Bonds in addition to certificated Bonds or (e) adding to the covenants of the Authority for the benefit of the Bondholders or surrendering any right or power conferred upon the Authority by the Trust Agreements (Sec. 1101).

The Trust Agreements may be amended or supplemented in all other respects only with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding except that no such amendment or supplement may (a) extend the time for payment of the principal of or interest on any Bonds,

(b) reduce the principal or the relevant Tender Redemption Price of or the rate of interest on, or change the method of calculating such rate of interest on, any Bonds, or reduce the time period during which a holder may demand its Bond be redeemed, (c) create any lien or security interest with respect to the Loan Agreements or the payments thereunder, (d) permit a preference or priority of any Bond or Bonds over any other Bond or Bonds or (e) reduce the aggregate principal amount of the Bonds at the time outstanding which is required for consent to any supplemental agreement or amendment or any waiver under the Trust Agreements (Sec. 1102). The Authority may fix in advance a record date for the determination of the Bondholders entitled to consent to an amendment or supplement (Sec. 1001). The Trustee shall not be obligated to execute any proposed supplement or amendment if its rights, obligations or interests would be thereby affected (Sec. 1104). Any supplemental trust agreement will not become effective without the written consent of the Company (Sec. 1105).

Amendments and Supplements to the Loan Agreements



The Loan Agreements may not be amended or supplemented without the approval of the holders of not less than a majority in aggregate principal amount of the Bonds outstanding except, with the consent of the Trustee, (a) to cure any ambiguity or formal defect or omission, (b) to identify more precisely the Project or to make permitted changes in the plans and specifications thereof, (c) to grant to the Authority or the Trustee additional rights, remedies, powers, authority or security for the benefit of the Bondholders or (d) to add to the covenants of the Company for the benefit of the Bondholders or to surrender any right or power conferred upon the Company by the Loan Agreements (Sec. 1201 and 1202). No amendment shall be consented to by the Trustee which would (1) decrease the amount payable on the Bonds,
(2) change the date of payment or prepayment provisions of the Bonds or (3) change Section 4.01 of the Loan Agreements regarding repayment of the loans by the Company; and no amendment shall be consented to by the Trustee which affects the rights of some but less than all the outstanding Bonds without the consent of the holders of at least 66-2/3% in aggregate principal amount of the Bonds so affected (Sec. 1202). The Authority may fix in advance a record date for the determination of the Bondholders entitled to consent to an amendment or supplement (Sec. 1001). The Trustee shall not be obligated to consent to any amendment or supplement if its rights, obligations or interests would thereby be affected (Sec. 1202).



Defeasance

The  Bonds  shall be deemed paid and no longer outstanding  under the Trust Agreements and the lien of the Trust Agreements shall be discharged upon the irrevocable deposit with the Trustee, in trust, of moneys, or Government Obligations (as defined in the Trust Agreements), designated by the Company to be used for the purpose of defeasing the Bonds, the principal of and the interest on which Government Obligations when due (without any reinvestment thereof) will be sufficient to pay when due the principal of and interest due and to become due on the Bonds.

If  the  Bonds are not to be redeemed or do not mature within  60 days after such deposit, the Trustee shall mail notice to the Bondholders that such deposit has been made (Sec. 1301).

                           TAX MATTERS

Under provisions of the Acts of Congress in force on the respective dates of issuance of the Bonds, the Bonds and the interest thereon are, in the opinion of Brown & Wood LLP, exempt from Federal, State, Commonwealth and local taxation.

In the opinion of Brown & Wood LLP, Bond Counsel, the purchase and remarketing of the Bonds as described in the Registration Statement will not constitute a new issue of the Authority and will not cause the interest on the Bonds to become includable in gross income for Federal income tax purposes or to become treated as a specific preference item for purposes of the Federal individual or corporate alternative minimum tax, nor has any other statutory or regulatory event intervening between the original issuance of the Bonds in 1983 and the purchase and remarketing of the Bonds as contemplated herein caused the interest on the Bonds to become includable in gross income for Federal income tax purposes or to become treated as a specific preference item for purposes of the Federal individual or corporate alternative minimum tax; provided, however, that such interest will be included in the computation of the Federal alternative minimum tax imposed on corporations. Ownership of tax-exempt obligations such as the Bonds may result in collateral Federal income tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of Social Security or Railroad Retirement Benefits, taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations and taxpayers who may be deemed eligible for the earned income tax credit. Prospective purchasers of the Bonds should consult their tax advisors as to the applicability and impact of any such collateral consequences. A purchaser of the Bonds must amortize any bond premium for purposes of adjusting such purchaser's basis in the Bonds. The bond premium is an amount equal to the excess of the amount paid for the Bonds over the amount payable on maturity of the Bonds (or the amount payable on an earlier call date if it results in a smaller bond premium attributable to the period to the earlier call date). No deduction, however, is allowed for such amortization of bond premium. Further, upon a subsequent sale or redemption of the Bonds for an amount in excess of the purchase price of the Bonds, a purchaser of the Bonds at a discount from their par value may have taxable ordinary income to the extent the excess proceeds received do not exceed the accrued market discount and taxable capital gain to the extent of any additional excess proceeds. Brown & Wood LLP is of the opinion that under existing statutes, regulations, rulings, and judicial decisions, all Federal income tax consequences material to a purchaser of the Bonds are addressed in its opinions included in the Registration Statement of which this Official Statement and Prospectus is a part and in this Official Statement and Prospectus under the heading "Tax Matters."

                        LEGAL INVESTMENT

The Bonds are eligible for deposit by banks in the Commonwealth to secure public funds and are approved investments for insurance companies to qualify them to do business in the Commonwealth as required by law.

                       PLAN OF REMARKETING

Upon the terms and subject to the conditions of the applicable Bond Purchase and Remarketing Agreement (the "Bond Purchase and Remarketing Agreement") between the Company and an underwriter or underwriters to be designated (collectively, the "Underwriter"), the Underwriter will agree to purchase and sell one or both of the series of Remarketed Bonds offered hereby.

The Bond Purchase and Remarketing Agreement will provide that the obligations of the Underwriter are subject to the approval of certain legal matters by counsel and the satisfaction of various other conditions. The Bond Purchase and Remarketing Agreement will also provide that the Underwriter is committed to purchase all of a series of the Remarketed Bonds if any Remarketed Bonds of a series are purchased by the Underwriter.

The Underwriter will offer the Remarketed Bonds directly to the public at the public offering price set forth on the cover page of the applicable Supplement to this Official Statement and Prospectus. After the initial public offering, the offering price and other terms may be changed.

The Underwriter may make a market for the Bonds. The Underwriter will not be obligated to do so and, if commenced, such market making may be discontinued at any time.

The Company will agree to indemnify the Underwriter against certain liabilities, including liabilities under the Securities
Act.

                          LEGAL MATTERS

Certain legal matters related to the sale of the Remarketed Bonds will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, San Francisco, California and for the Underwriter by counsel to be designated. Certain legal matters incident to the tax-exempt status of the Remarketed Bonds will be passed upon by Brown & Wood LLP, New York, New York, Bond Counsel.

                             EXPERTS

The consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

------------------------------   ------------------------------


No  person  has been authorized
to  give any information or  to
make  any representations other
than    those   contained    or
incorporated  by  reference  in
this  Official  Statement   and
Prospectus or in any Supplement         INTEL CORPORATION
hereto.  If given or made, such
information  or representations
must  not  be  relied  upon  as           ____________
having  been authorized by  the
Company,  any  underwriter   or
their   respective  affiliates.                 $
Neither  the delivery  of  this
Official     Statement      and           ____________
Prospectus  or  any  Supplement
nor any sale made hereunder  or
thereunder  shall,  under   any
circumstances,    create     an
implication that there has been
no  change  in  the  facts  set
forth  herein or therein or  in
the   affairs  of  the  Company
since  the  date hereof.   This
Official     Statement      and
Prospectus  and any  Supplement
do  not constitute an offer  to
sell  or  solicitation  of   an
offer   to  buy  any   of   the
securities  offered  hereby  in
any  jurisdiction where, or  to
any  person  to  whom,  it   is
unlawful to make such offer  or
solicitation.                        Puerto Rico Industrial,
                                  Tourist, Educational, Medical
                                    and Environmental Control
         ____________            Facilities Financing Authority
                                   Adjustable Rate Industrial
       TABLE OF CONTENTS           Revenue Bonds,1983 Series A
Supplement     to      Official                [B]
Statement and Prospectus           (Intel Corporation Project)
                           Page
THE COMPANY-----------------
RECENT DEVELOPMENTS---------
THE SERIES A [B] BONDS------               ----------
USE OF PROCEEDS-------------
UNDERWRITING----------------
LEGAL MATTERS---------------
EXPERTS---------------------
                                           ----------
       TABLE OF CONTENTS
Official Statement and
Prospectus
                           Page        OFFICIAL STATEMENT
AVAILABLE INFORMATION-------
INCORPORATION OF CERTAIN                       AND
DOCUMENTS BY REFERENCE------
INTRODUCTORY STATEMENT------               PROSPECTUS
THE COMPANY-----------------
RATIO OF EARNINGS TO FIXED                 ----------
CHARGES---------------------
USE OF PROCEEDS-------------      [Underwriter or Underwriters]
THE AUTHORITY---------------
THE BONDS-------------------            ----------, 1998
THE LOAN AGREEMENTS---------
THE TRUST AGREEMENTS--------
TAX MATTERS-----------------
LEGAL INVESTMENT------------
PLAN OF REMARKETING---------
LEGAL MATTERS---------------
EXPERTS---------------------

------------------------------   ------------------------------

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the registration fee:

                       ITEM                          AMOUNT TO
                                                      BE PAID
-------------------------------------------------    ----------

     Registration fee----------------------------      $ 32,450

     Accounting fees and expenses----------------        50,000

     Legal fees and expenses---------------------       100,000

     Trustee's fees and expenses-----------------        20,000

     Printing and engraving expenses-------------        15,000

     Blue Sky fees and expenses------------------         5,000

     Miscellaneous-------------------------------         5,000

Total--------------------------------------------      $227,450
                                                       --------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a directors, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemption or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws. The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of  the  foregoing  in, such action, suit or proceeding,  to  the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his or her capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Under the terms of the Bond Purchase and Remarketing Agreement, directors, certain officers and controlling persons of Intel will be entitled to indemnification under certain circumstances, including proceedings under the Securities Act and the Exchange Act.

Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

NUMBER                           EXHIBIT

1       Form of Bond Purchase and Remarketing Agreement.

4.1 Trust Agreement, dated as of September 1, 1983, between the Authority and Bankers Trust Company, Trustee (including form of Bond) (incorporated by reference to Exhibit 4a to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

4.2 Loan Agreement, dated as of September 1, 1983 between the Authority and the Company (incorporated by reference to Exhibit 4b to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

4.3 Trust Agreement, dated as of December 1, 1983, between the Authority and Bankers Trust Company, Trustee (including form of Bond) (incorporated by reference to Exhibit 4a to registrant's Registration Statement on Form S-3 (File No. 2-88213) filed with the Commission on December 2, 1983).

4.4 Loan Agreement, dated as of December 1, 1983 between the Authority and the Company (incorporated by reference to Exhibit 4b to registrant's Registration Statement on Form S-3 (File No. 2-88213) filed with the Commission on December 2, 1983).



5 Opinion of Gibson, Dunn & Crutcher LLP (previously filed in connection with this Registration Statement on Form S-
        3  (File No. 333-59939) filed with the Commission on July
        27, 1998).

8.1     Form  of  Opinion of Brown & Wood LLP regarding Series  A
        Bonds (previously filed in connection
        with  this  Registration Statement on Form S-3 (File  No.
        333-59939) filed with the Commission on July 27, 1998).

8.2     Form  of  Opinion of Brown & Wood LLP regarding Series  B
        Bonds   (previously   filed  in  connection   with   this
        Registration Statement on From S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).

12 Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to registrant's Annual Report on Form 10-K for the year ended December 27, 1997, with respect to the five years in the period ended December 27, 1997 and Exhibit 12 to registrant's Quarterly Report on Form 10-Q for the quarter and six month period ended June 27, 1998, with respect to the six months in the period ended June 27, 1998).



23.1    Consent of Ernst & Young LLP, independent auditors.

23.2    Consent  of  Gibson,  Dunn & Crutcher  LLP,  included  in
        Exhibit 5.



23.3    Consent  of  Brown & Wood LLP, included in  Exhibits  8.1
        and 8.2.

24 Powers of Attorney of certain directors and officers of the Company (previously filed in connection with this Registration Statement on Form S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).



25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee (incorporated by reference to Exhibit 26 to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee (incorporated by reference to Exhibit 26 to registrant's Registration Statement on Form S-3 (File No. 2-88213) filed with the Commission on December 2, 1983).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 11th day of August, 1998.



                              INTEL CORPORATION


                              By:  /s/F. Thomas Dunlap, Jr.
                                   F. Thomas Dunlap, Jr.
                                   Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        NAME                     TITLE                 DATE

*                     Chairman Emeritus,          Aug. 11, 1998
Gordon E. Moore       Director

*                     Chairman of the Board,      Aug. 11, 1998
Andrew S. Grove       Director

*                     Director, President and     Aug. 11, 1998
Craig R. Barrett      Chief Executive Officer
                      (Principal Executive
                      Officer)

John P. Browne        Director

*                     Director                    Aug. 11, 1998
Winston H. Chen

*                     Director                    Aug. 11, 1998
D. James Guzy

*                     Director                    Aug. 11, 1998
Arthur Rock

*                     Director                    Aug. 11, 1998
Jane E. Shaw
                                                  Aug. 11, 1998
*                     Director
Leslie L. Vadasz

*                     Director                    Aug. 11, 1998
David B. Yoffie

*                     Director                    Aug. 11, 1998
Charles E. Young

*                     Vice President and          Aug. 11, 1998
Andy D. Bryant        Chief Financial Officer
                      (Principal Financial
                      Officer and Principal
                      Accounting Officer)



*By:  /s/F. Thomas Dunlap, Jr.
     F. Thomas Dunlap, Jr.
     Attorney-in-Fact

                          EXHIBIT INDEX

EXHIBIT                          DOCUMENT
NUMBER

1        Form of Bond Purchase and Remarketing Agreement.

4.1 Trust Agreement, dated as of September 1, 1983, between the Authority and Bankers Trust Company, Trustee (including form of Bond) (incorporated by reference to Exhibit 4a to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

4.2 Loan Agreement, dated as of September 1, 1983, between the Authority and the Company (incorporated by reference to Exhibit 4b to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

4.3 Trust Agreement, dated as of December 1, 1983, between the Authority and Bankers Trust Company, Trustee (including form of Bond) (incorporated by reference to Exhibit 4a to registrant's Registration Statement on Form S-3 (File No. 2-88213) filed with the Commission on December 2, 1983).

4.4 Loan Agreement, dated as of December 1, 1983, between the Authority and the Company (incorporated by reference to Exhibit 4b to registrant's Registration Statement on Form S-3 (File No. 2-88313) filed with the Commission on December 2, 1983).



5 Opinion of Gibson, Dunn & Crutcher LLP (previously filed in connection with this Registration Statement on Form S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).

8.1      Form  of Opinion of Brown & Wood LLP regarding Series  A
         Bonds   (previously  filed  in  connection   with   this
         Registration Statement on Form S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).

8.2      Form  of Opinion of Brown & Wood LLP regarding Series  B
         Bonds   (previously  filed  in  connection   with   this
         Registration Statement on From S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).

12 Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to registrant's Annual Report on Form 10-K for the year ended December 27, 1997, with respect to the five years in the period ended December 27, 1997 and Exhibit 12 to registrant's Quarterly Report on Form 10-Q for the quarter and six month period ended June 27, 1998, with respect to the six months in the period ended June 27,
         1998).



23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent  of  Gibson, Dunn & Crutcher  LLP,  included  in
         Exhibit 5.



23.3     Consent  of  Brown & Wood LLP, included in Exhibits  8.1
         and 8.2.

24 Powers of Attorney of certain directors and officers of the Company (previously filed in connection with this Registration Statement on Form S-3 (File No. 333-59939) filed with the Commission on July 27, 1998).



25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee (incorporated by reference to Exhibit 26 to registrant's Registration Statement on Form S-3 (File No. 2-86134) filed with the Commission on August 26, 1983).

25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee (incorporated by reference to Exhibit 26 to registrant's Registration Statement on Form S-3 (File No. 2-88213) filed with the Commission on December 2, 1983).

                                                        EXHIBIT 1

                           $----------

      PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
              AND ENVIRONMENTAL CONTROL FACILITIES
                       FINANCING AUTHORITY

            ADJUSTABLE RATE INDUSTRIAL REVENUE BONDS,
                        1983 SERIES A [B]
                   (INTEL CORPORATION PROJECT)

             BOND PURCHASE AND REMARKETING AGREEMENT

                        ----------, 1998

INTEL CORPORATION
2200 Mission College Boulevard
Santa Clara, California 95052

Dear Mesdames and Sirs:

PUERTO   RICO  INDUSTRIAL,  TOURIST,  EDUCATIONAL,  MEDICAL   AND
ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY (formerly known as Puerto Rico Industrial, Medical and Environmental
Pollution    Control   Facilities   Financing   Authority,    the
"Authority"), a body politic and corporate constituting a public corporation and governmental instrumentality of the Commonwealth
of   Puerto  Rico  (the  "Commonwealth"),  originally  issued  on
September 27, 1983 [December 21, 1983] (the "Issue Date") $80,000,000 [$30,000,000] aggregate principal amount of the above-captioned securities (the "Securities") on behalf of INTEL CORPORATION, then a California and now a Delaware corporation (the "Company"), pursuant to a Trust Agreement dated as of September 1, 1983 [December 1, 1983] (the "Trust Agreement") between the Authority and Banker's Trust Company, as Trustee (the "Trustee"), and sold the Securities in a registered offering on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

The Company and the Authority have entered into a Loan Agreement, dated as of September 1, 1983 [December 1, 1983] (the "Loan Agreement"), relating to certain facilities of a wholly owned subsidiary or wholly owned subsidiaries of the Company in the Commonwealth (the "Project"). The Securities are payable from certain of the revenues of the Authority derived from the Loan Agreement, which revenues have been pledged under the Trust Agreement as security for payment of the Securities and the interest thereon.

In accordance with the terms of the Securities, the holders thereof may require the Trustee on September 1, 1998 [December 1, 1998] (the "Tender Redemption Date") to redeem such Securities held by them in accordance with their terms at a redemption price equal to 100% of the principal amount thereof (the "Tender Redemption Price") by delivering to the Trustee between August 1, 1998 and August 15, 1998 [November 1, 1998 and November 15, 1998] such Securities attached to a properly completed and signed form of election (an "Option to Elect Repayment"). As permitted by the Trust Agreement, in lieu of the Trustee so redeeming the Securities so tendered, the Company or the Company's assignee may elect to purchase such Securities for resale at such price from such holders on the Tender Redemption Date. As used herein, the term "Bonds" shall mean such Securities, $---------- aggregate principal amount, as were delivered to the Trustee with a properly completed and signed Option to Elect Repayment attached thereto by the Trustee's close of business on August 15, 1998 [November 15, 1998], and the term "Holders" shall mean the holders of such Bonds.

---------- (the "Underwriter") hereby proposes to purchase the Bonds from the Holders as assignee of the Company and remarket them for sale to the public as set forth in the Supplement to Official Statement and Prospectus (as defined herein).

                            ARTICLE I

The Company hereby assigns to the Underwriter the Company's right pursuant to the Trust Agreement to purchase the Bonds from the Holders on the Tender Redemption Date and in connection therewith agrees to pay the Underwriter an underwriting discount and remarketing fee equal to -----% of the Tender Redemption Price (the "Underwriting and Remarketing Commission"), and the Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to all the terms and conditions hereinafter stated, accepts such assignment and agrees to purchase from the Holders the Bonds on the Closing Date (as defined herein) at a purchase price of 100% of the Tender Redemption Price or $---------- (the "Purchase Price"), payable in the manner specified in Article III hereof.

                           ARTICLE II



The Company understands that the Underwriter proposes to remarket the Bonds for sale to the public as soon after the Execution Time (as defined herein) as in the Underwriter's judgment is advisable and to use in connection therewith the Supplement to Official Statement and Prospectus, including the Official Statement and Prospectus prepared by the Company. The Company hereby consents to the use by the Underwriter and any dealer to whom any of the Bonds may be sold by the Underwriter of the Supplement to
Official Statement and Prospectus and Official Statement and Prospectus (as defined herein), in connection with the remarketing of the Bonds.



                           ARTICLE III



Payment for the Bonds shall be made to the Trustee by wire transfer in immediately available funds in the amount of $------- --- from the account of the Underwriter (representing the Purchase Price) at 11:00 a.m., New York time, on the Tender Redemption Date, upon delivery to the Underwriter in New York, New York, of the Bonds in registered form, without coupons, in any authorized denomination registered in such names as the Underwriter shall have requested in writing not less than two full business days prior to the date of delivery. Payment of the Underwriting and Remarketing Commission shall be made at such time by wire transfer of immediately available funds in the amount of $----------. The date and time of payment for, and delivery of, the Bonds and payment of the Underwriting and Remarketing Commission, are herein referred to as the "Closing Date". It is understood that pursuant to the terms of the Trust Agreement, although the Trustee will not release the Bonds until receipt of the Tender Redemption Price, the Underwriter shall only be responsible for paying the amount representing the Purchase Price. The Company shall be responsible for paying all accrued interest on the Series A[B] Bonds to the Tender Redemption Date.



                           ARTICLE IV

The Company represents and warrants to the Underwriter that:



      A. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-59939) on such Form, including a related preliminary official statement and prospectus, for the registration under the Act of the offering and sale of the Bonds. The Company may have filed one or more amendments thereto, including the related preliminary official statement and prospectus and supplement to official statement and prospectus, each of which has previously been furnished to the Underwriter. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final official statement and prospectus, or
(ii) a final official statement and prospectus in accordance with Rules 415 and 424(b)(2) or (5). If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(l)(x).

      B. On the Effective Date (as defined herein), the Registration Statement did or will, and when the Supplement to Official Statement and Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Official Statement and Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; each document filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") complied when so filed as to form in all material respects with the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Trust Agreement did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules thereunder; and, on the Effective Date, the Supplement to Official Statement and Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Official Statement and Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from the Registration Statement or the Official Statement and Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the
Underwriter specifically for use in connection with the preparation of the Registration Statement or the Official Statement and Prospectus (or any supplement thereto).

      C. The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become
effective.   "Execution Time" shall mean the date and  time  that
this Agreement is executed and delivered by the parties hereto. "Official Statement and Prospectus" shall mean any official statement and prospectus referred to in paragraph (A) above and
any   official   statement  and  prospectus   included   in   the
Registration  Statement at the Effective  Date.   "Supplement  to
Official Statement and Prospectus" shall mean the supplement to official statement and prospectus relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final supplement to official statement and prospectus relating to the Bonds included in the Registration Statement at the Effective Date, and in either case shall include the form of Supplement to Official Statement and Prospectus included therein. "Registration Statement" shall mean the registration statement referred to in paragraph (A) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective), and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as
so  amended.   "Rule 415" and "Rule 424" refer to such  rules  or
regulations  under  the  Act.   Any  reference  herein   to   the
Registration Statement, a Preliminary Official Statement and Prospectus or the Official Statement and Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Official Statement and Prospectus or the Official Statement and Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Official Statement and Prospectus or the Official Statement and Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration
Statement,  or  the  issue  date  of  any  Preliminary   Official
Statement   and   Prospectus  or  the  Official   Statement   and
Prospectus, as the case may be, deemed to be incorporated therein by reference.



      D. Article I of this Agreement constitutes a complete, full and effective assignment to the Underwriter of the Company's right pursuant to the Trust Agreement to repurchase the Bonds in lieu of the Trustee's redemption thereof, and upon purchase and delivery of, and payment for, the Bonds as provided herein, the Underwriter will have good and marketable title to the Bonds, free and clear of all liens, encumbrances, equities and claims whatsoever.

       E. The Company's outstanding debt obligations are currently rated by Moody's Investors Service and Standard and Poor's Corporation as no lower than "A2" and "A+," respectively.



     F. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations and are in good standing under the laws of their respective jurisdiction of incorporation, with full power and authority and all necessary governmental authorizations to own their respective properties and conduct their respective business as described in the Official Statement and Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction in which the character of the properties owned by them or the nature of the business transacted by them makes such qualification necessary (except where failure to be so qualified and in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company or its subsidiaries taken as a whole) and will remain so qualified and in good standing in each such jurisdiction as long as such qualification is necessary while the Bonds are outstanding (except as aforesaid), and the Company has full corporate power to execute and deliver and to carry out and perform its obligations under the Loan Agreement and this Agreement.



      G. Except as previously disclosed in writing to the Underwriter, the Company or a subsidiary of the Company owns all of the capital stock (except directors' qualifying shares and as otherwise set forth in the Company's Annual Report on Form 10-K incorporated by reference in the Official Statement and Prospectus) of each of the Company's material subsidiaries, and all such shares of stock are validly authorized and issued, fully paid and nonassessable, and are owned free and clear of any lien, encumbrance or other restriction.

      H. The Company and each of its subsidiaries have good title to, or leasehold estates in, all properties disclosed in the Official Statement and Prospectus as being owned or leased by them, in each case free and clear of all material liens or other encumbrances, other than as described in the Official Statement and Prospectus.

      I.    The Project conforms in all material respects to  all
statements   with  regard  thereto  contained  in  the   Official
Statement and Prospectus.

      J. The Authority was, as of the Issue Date, and continues to be a body politic and corporate constituting a public corporation and governmental instrumentality of the Commonwealth, duly organized and existing under the Commonwealth Constitution and laws of the Commonwealth, and was as of the Issue Date authorized to issue the Bonds pursuant to the Commonwealth Constitution, Act No. 121 of the legislature of Puerto Rico, approved June 27, 1977, as amended, and to pledge certain payments, income and revenues derived under the Loan Agreement as security for the payment of the principal of, premium, if any, and interest on the Bonds, and such authorizations have not been revoked and remain in full effect.

       K. Except as reflected in or contemplated by the Registration Statement or the Official Statement and Prospectus (including all supplements thereto), since the respective dates as of which information is given in the Registration Statement and the Official Statement and Prospectus there has not been any material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has any contingent obligations not disclosed in the Official Statement and Prospectus which are material to the business or financial condition of the Company and its subsidiaries taken as a whole and which are required to be disclosed in the Registration Statement and the Official Statement and Prospectus (including all supplements thereto) or included in the Company's financial statements.

      L. Except as set forth in the Official Statement and Prospectus (including all supplements thereto), there is no action, suit or proceeding, at law or in equity before or by any court, public board or body, pending or, to the best of the knowledge of the Company, threatened against the Company or any of its subsidiaries, nor to the best knowledge of the Company is there any basis therefor wherein an unfavorable decision, ruling or finding would in any way materially adversely affect the transactions contemplated by this Agreement or the Official Statement and Prospectus (including all supplements thereto) or which would adversely affect the validity or enforceability of the Bonds against the Authority, the resolution of the Authority adopted on the Issue Date authorizing the issuance and initial sale of the Bonds (the "Resolution"), the Loan Agreement or this Agreement, which might cause interest on the Bonds to be includable in taxable income for federal income tax purposes, or which might result in any material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries taken as a whole.



      M. (i) The audited statements of consolidated financial position of the Company as of December 27, 1997 and December 28, 1996 and the related statements of consolidated operations for each of the years in the three-year period ended December 27, 1997, together with the explanatory notes, incorporated by reference in the Supplement to Official Statement and Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries at December 27, 1997 and December 28, 1996 and the results of their operations for each of the years in the three-year period ended December 27, 1997, in conformity with generally accepted accounting principles applied on a consistent basis; and (ii) the unaudited condensed statements of consolidated financial position of the Company at and as of June 27, 1998 [September 26, 1998] and June 28, 1997 [September 27, 1997] contained or incorporated by reference in the Supplement to Official Statement and Prospectus, together with the financial statement footnote disclosures in the Company's 1997 annual report on From 10-K and From 10-Q for the quarters ended June 27, 1998 [September 26, 1998] and June 28, 1997 [September 27, 1997] incorporated by reference in the Supplement to Official Statement and Prospectus, present fairly the condensed consolidated financial position of the Company at June 27, 1998 [September 26, 1998] and the consolidated results of its operations for the six months ended June 27, 1998 [September 26, 1998], and June 28, 1997 [September 27, 1997] in conformity with generally accepted accounting principles applied on a basis consistent with the audited financial statements referred to above, and these unaudited statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation thereof, except as therein noted.



      N. This Agreement and the Loan Agreement are duly authorized, legal, valid and binding obligations of the Company and (except as rights to indemnity under this Agreement may be limited under applicable law) are enforceable in accordance with their terms. The execution and delivery by the Company of this Agreement will not, and of the Loan Agreement did not, and compliance with the provisions hereof and thereof does not and will not, conflict with or constitute on the part of the Company or any of its subsidiaries a breach of or default under its Restated Certificate of Incorporation or By-Laws or any material indenture, mortgage, deed of trust, commitment, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or under any existing law, rule, regulation, judgment, order or decree to which the Company or any of its subsidiaries is subject or of any court or governmental agency or body which has jurisdiction over their respective properties.

      O. (i) There does not exist any breach or default, and no event has occurred which with notice, lapse of time, or both, would constitute a default, under the Loan Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party which could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries taken as a whole; and (ii) the Company has no reason to believe that there exists any breach or default, or that any event has occurred which with notice, lapse of time, or both, would constitute a default, under the Loan Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which any subsidiary of the Company is a party which could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries taken as a whole.

      P. The Company has not taken or omitted to take any action, and knows of no action that any other person has taken or omitted to take, which would cause interest on the Bonds (or revenues from, or income of the character to be derived under, the Loan Agreement) to be includable in the gross income of the recipients thereof for federal income tax purposes and covenants that it will use its best efforts not to take or omit to take any action, which action or omission would have such result.

      Q. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may have been obtained under the Act and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriter and such other approvals as have been obtained.

                            ARTICLE V

The Company agrees and covenants with the Underwriter as follows:



      A. The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Bonds, the Company will not file any amendment of the Registration Statement or supplement to the Official Statement and Prospectus unless the Company has furnished the Underwriter a copy thereof for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, if the filing of the Supplement to Official Statement and Prospectus is otherwise required under Rule 424(b), the Company will cause the Official Statement and Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The

Company will promptly advise the Underwriter (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Official Statement and Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Bonds, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Official Statement and Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.



So long as delivery of an official statement and prospectus by the Underwriter or any dealer to whom any of the Bonds may be sold by the Underwriter may be required by the Act, the Company will furnish to the Underwriter as many copies of each Preliminary Official Statement and Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay all expenses of printing or other production of all documents relating to the offering.

     B. During such period as the Underwriter believes delivery of the Official Statement and Prospectus is necessary or desirable in connection with initial sales of the Bonds by the Underwriter or any dealer to whom any of the Bonds may be sold by the Underwriter, if (i) any event shall occur as a result of which it is necessary to amend or supplement the Official Statement and Prospectus in order to make the statements therein, in light of the circumstances when the Official Statement and Prospectus is delivered to a purchaser, not misleading, or (ii) it shall be necessary to amend the Registration Statement or supplement the Official Statement and Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly so notify the Underwriter and, at the request of the Underwriter, promptly prepare and file with the Commission, subject to the second sentence of paragraph A of this
Article V, an amendment or supplement to the Registration Statement or Official Statement and Prospectus so that the Registration Statement, as so amended, will so comply or so that the statements in the Official Statement and Prospectus as so amended or supplemented will not, in light of the circumstances when the Official Statement and Prospectus and all amendments and supplements thereto are delivered to a purchaser, be misleading.

     C. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     D. The Company will furnish to the Underwriter and counsel for the Underwriter, without charge upon request, one signed copy of the Registration Statement (including all exhibits thereto).

     E. The Company will cooperate with the Underwriter in endeavoring to qualify the Bonds for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate and in determining their eligibility for investment by institutional investors under the laws of such jurisdictions as the Underwriter may reasonably request, and maintain any blue sky qualification for so long as may be required for the distribution of the Bonds; provided, however, that neither the Company nor the Authority shall be required to file a general consent to service of process or to qualify as a foreign corporation in any jurisdiction.

      F. The Company will use its best efforts not to take or omit to take any action, which action or omission will adversely affect the exclusion from taxable income for federal income tax purposes of the interest on the Bonds (or revenues from, or income of the character to be derived under, the Loan Agreement).

      G. On or subsequent to August _, 1998, [November __, 1998,] but in any case prior to the Tender Redemption Date, the Company will notify the Trustee of the Underwriter's election, as assignee of the Company, to purchase the Bonds on the Tender Redemption Date in lieu of permitting the redemption thereof by the Trustee on such date as provided in the Trust Agreement and request that the Trustee (i) register Bonds in the names to be provided by the Underwriter pursuant to Article III hereof and
(ii) deliver the Bonds to the Underwriter against payment therefor in the manner provided in Article III hereof.

                           ARTICLE VI

The obligations of the Underwriter hereunder shall be subject  to
(1) the compliance with and performance by the Company of its obligations and agreements to be complied with and performed, at or prior to the Closing Date, under this Agreement; and (2) the accuracy and completeness, in all material respects, as of the Execution Time and the Closing Date of the representations and warranties of the Company contained herein or in any certificates pursuant to the provisions hereof; and the following further conditions:

      A. If the Registration Statement has not yet become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the Offering Price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or (ii) 12:00 noon New York City time on the business day following the day on which the Offering Price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Official Statement and Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Official Statement and Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened.

      B. At the Execution Time, Ernst & Young LLP, independent public accountants to the Company, shall have furnished to the Underwriter a letter, dated as of the Execution Time, in form and substance reasonably satisfactory to the Underwriter.

      C. On or prior to the Closing Date, the Underwriter shall have received:

           1.    Opinions, dated as of the Closing Date,  of  (a)
     Brown  &  Wood  LLP, Bond Counsel, and (b)  Gibson,  Dunn  &
     Crutcher LLP, counsel to the Company, in the form attached hereto as Exhibits A and B.

           2. An opinion and letter of ----------, counsel to the Underwriter, with respect to the sale of the Bonds, the Trust Agreement, the Registration Statement, the Official Statement and Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

           3. A certificate or certificates, dated the Closing Date, signed by authorized officers of the Company, to the effect that (a) each of the representations and warranties of the Company contained herein is accurate and complete in all material respects as if made on and as of the Closing Date, (b) each of the agreements to be complied with and obligations to be performed by the Company pursuant to this Agreement and the Loan Agreement on or prior to the Closing Date has been complied with and performed, (c) no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (d) as of the Closing Date there has been no material adverse change in the condition
     (financial  or  other),  earnings,  business  or  properties regardless of whether arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Official Statement and Prospectus (exclusive of any supplement thereto).

           4. A letter of Ernst & Young LLP, independent public accountants to the Company (which letter may refer to letters previously delivered to the Underwriter), dated as of the Closing Date, in form and substance satisfactory to the Underwriter, with respect to the matters discussed in the letter dated as of the Execution Time and furnished to the Underwriter by Ernst & Young LLP.

           5.    Such  additional  information,  legal  opinions,
     certificates,   instruments  or  other  documents   as   the
     Underwriter and its counsel shall have reasonably requested.



      D. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Official Statement and Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph B of this Article VI, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Official Statement and Prospectus (exclusive of any supplement thereto).



       E. Between the date hereof and the Closing Date, legislation shall not have been enacted by the Congress or be actively considered for enactment by the Congress, or recommended to the Congress for passage by the President of the United
States, or introduced and favorably reported for passage to either House of the Congress by any Committee of such House to which such legislation has been referred for consideration, nor a decision rendered by a federal court or the Tax Court of the United States, nor an order, ruling, regulation or official statement made by the United States Treasury Department or the Internal Revenue Service, with the purpose or effect of imposing federal income taxation upon revenues from, or other income of the character to be derived by the Authority under, the Loan Agreement or upon interest to be paid on the Bonds, except when held by a "substantial user" of the Project or a "related person" as defined in Section 103(b) of the Internal Revenue Code of 1986, as amended (the "Code").

      F. All matters relating to this Bond Purchase Agreement, the Official Statement and Prospectus, the Bonds and the sale thereof, the Trust Agreement, the Loan Agreement, and the consummation of the transactions contemplated by this Agreement and the Official Statement and Prospectus, shall be satisfactory to and approved by the Underwriter and its counsel in the exercise of their reasonable judgment.

                           ARTICLE VII



The Company agrees to indemnify and hold harmless the Underwriter, any of its officers, agents or employees and each person, if any, who controls the Underwriter (within the meaning of Section 20 of the Exchange Act or Section 15 of the Act) from and against any and all losses, claims, damages or liabilities caused by any violation of any federal or state securities law or other federal or state statutory law or regulation, at common law or otherwise, in connection with the offer and sale of the Bonds, or untrue or misleading, or allegedly untrue or misleading, statement of a material fact contained in the Registration Statement or the Official Statement and Prospectus, as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any action of any such indemnified party or arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the
Underwriter specifically for use in the preparation of the Official Statement and Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page in the Supplement to Official Statement and Prospectus and Official Statement and Prospectus and under the heading "PLAN OF REMARKETING" in the Official Statement and Prospectus and "UNDERWRITING" in the Supplement to Official Statement and Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Supplement to Official Statement and Prospectus and Official Statement and Prospectus, respectively, and the Underwriter confirms that such statements are correct.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Bonds, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the fees received by the Underwriter in connection with the remarketing of the Bonds (which fees shall not be deemed to include any amounts received by the Underwriter to reimburse or compensate it for expenses incurred for services performed by the Underwriter) bears to the aggregate principal amount of the Bonds so remarketed and the Company is responsible for the balance. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The  Company and the Underwriter agree that it would not be  just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds were offered to the public exceeds the amount of damages which the Underwriter or any person which controls the Underwriter has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission.



                          ARTICLE VIII

All  expenses  incident to the performance of the obligations  of the Company hereunder (including the fees and disbursements of Bond Counsel and reasonable fees and disbursements of counsel to the Underwriter with respect to the matters described in paragraph E of Article V hereof), such fees and disbursements being payable directly to said counsels) are to be paid by the
Company.   If  the sale of the Bonds provided for herein  is  not
consummated because any condition to the obligations of the Underwriter set forth in Article VI hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including fees and disbursements of counsel), without limitation, that have been incurred by the Underwriter in connection with the proposed purchase and sale of the Bonds.

This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Bonds, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal, New York State or Commonwealth authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the Bonds.

The representations and warranties of the Company set forth in this Agreement and the indemnity, contribution and other agreements contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, and (iii) acceptance of and payment for any of the Bonds by the Underwriter. The provisions of Article VII and the first paragraph of this Article VIII shall survive the termination or cancellation of this Agreement.

This Agreement is made solely for the benefit of the Company, the Underwriter, persons controlling the Underwriter, the Company and their respective successors and assigns, and no other entity shall acquire or have any right under or by virtue of this Agreement. The terms "successors" and "assigns" shall not include any purchaser of Bonds from the Underwriter merely because of such purchase.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it, at ---------------- ---------------, attention of ----------------------------------;
or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2200 Mission College
Boulevard, Santa Clara, California 95052, attention of the Treasurer, with a copy to the Vice President, General Counsel and Secretary.



If the foregoing is in accordance with the Company's understanding of the agreement between it and the Underwriter, kindly sign and return to the Underwriter the enclosed copy hereof, whereupon it will constitute a binding agreement between the Underwriter and the Company in accordance with its terms.

                                 Very truly yours,


                                 [------------------------]
                                 By:
                                 Name:
                                 Title:
Accepted as of the
date first written above:

INTEL CORPORATION

By:
Title:

                                                     EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-59939) and related Prospectus of Intel Corporation dated August 12, 1998, pertaining to the registration of Undivided Interests in Loan Agreement Obligations of Intel Corporation to the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, and to the incorporation by reference therein of our report dated January 12, 1998, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997, filed with the Securities and Exchange Commission.

                                 /s/ERNST & YOUNG LLP
San Jose, California
August 11, 1998